EXHIBIT 10.14

ASSET PURCHASE AGREEMENT

Among

WORD OF GOD FELLOWSHIP, INC.

LBI MEDIA, INC.

LIBERMAN TELEVISION OF DALLAS, INC.

AND

LIBERMAN TELEVISION OF DALLAS LICENSE CORP.

RELATING TO THE ACQUISITION OF KMPX

Dated July 14, 2003

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

SCHEDULE I	Identification of Contracts to be Assumed
SCHEDULE II	List of all Permits and FCC Licenses
SCHEDULE III	List of Required Consents
SCHEDULE IV	Identification of Principal Items of Tangible Personal Property
SCHEDULE V	Insurance Coverage Maintained by Seller on the Purchased Assets
SCHEDULE VI	List of Certain Cable Systems (Must Carry Rules)
SCHEDULE VII	Schedule of Prepaid Expenses

EXHIBIT A	Form of Warranty Deed
EXHIBIT B	Legal Opinion of Seller’s Counsel
EXHIBIT C	Legal Opinion of Seller’s FCC Counsel
EXHIBIT D	Legal Opinion of LBI Entities’ Counsel
EXHIBIT E	Form of Estoppel and Consent
EXHIBIT F	Form of Escrow Agreement

-iii-

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made and entered into this 14th day of July, 2003, by and among Word of God Fellowship, Inc., a Georgia non-profit corporation (“Fellowship” or “Seller”), on the one hand, and LBI Media, Inc., a California corporation (“LBI Media”), Liberman Television of Dallas, Inc., a California corporation (“LBI”), and Liberman Television of Dallas License Corp., a California corporation (“LBI Sub”), on the other. LBI and LBI Sub are referred to collectively as “Buyer.”

W I T N E S S E T H:

WHEREAS, Seller owns certain assets used or held for use in connection with the operation of television station KMPX (Channel 29, Decatur-Dallas, Texas) and station KMPX-DT (Channel 30, Decatur-Dallas, Texas) (collectively, the “Station”) and Seller desires to sell and assign to Buyer the Station and its related assets and certain other assets, and the licenses, permits and other authorizations issued by the Federal Communications Commission (the “FCC” or “Commission”) for or in connection with the operation of the Station, including any and all pending applications or requests therefor (the “FCC Licenses”); and

WHEREAS, LBI Sub desires to acquire the FCC Licenses and LBI desires to acquire from Seller all the other assets relating to the Station and certain other assets; and

WHEREAS, the FCC Licenses may not be assigned to LBI Sub without the prior written consent of the Commission.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Unless otherwise stated in this Agreement, the following terms shall have the following meanings:

“Agreement” means this Asset Purchase Agreement, and references to “Articles,” “Sections,” “Schedules” and “Exhibits” are to the Articles and Sections of this Agreement and to the Schedules and Exhibits attached hereto.

“American Tower” means the landlord under the Tower Leases.

“Analog Modification Application” has the meaning ascribed to such term in Section 4.3.8.

“Analog Transmitter Site Leases (Northwest)” means (i) the Lease Agreement dated October [    ], 2001 between American Tower) and Seller for the primary antenna and related equipment located at the Northwest Highway tower site, and (ii) the KMPX Channel 29 Lease Agreement dated October [    ], 2001 between American Tower and Seller for certain TSL dish and related equipment located at the Northwest Highway tower site, in each case as unamended.

“Assignment Application” means the Form 314 application which Seller and Buyer will join in and file with the Commission requesting its written consent to the assignment of the FCC Licenses from Seller to LBI Sub.

“Assumed Contracts” means only (i) those Contracts listed on Schedule I, (ii) any other contract which LBI specifically agrees to assume in connection with this Agreement in its sole discretion, and (iii) those Contracts entered into by Seller in the ordinary course of business between the date hereof and the Closing Date which LBI specifically agrees in writing to assume.

“Buyer” has the meaning set forth in the first paragraph of this Agreement.

“Cable Systems” means the cable television systems within the Station’s DMA.

“Cedar Hill Analog Space Agreement” has the meaning set forth in Section 7.2.

“Closing Date” means (i) the latest of (a) 5:00 p.m. PST on the 10th business day following the Final Order Day or (b) 5:00 p.m. PST on October 30, 2003, or (c) if the fulfillment of the condition in Section 8.2.6 hereof is a condition to the obligation of Seller to consummate the transactions contemplated hereby in accordance with the proviso set forth in Section 8.2.6 hereof, then 5:00 p.m. PST on the 10th business day following the satisfaction of Section 8.2.6 hereof (it being understood that if the fulfillment of the condition in Section 8.2.6 hereof is not a condition to the obligation of Seller to consummate the transactions contemplated hereby in accordance with the proviso set forth in Section 8.2.6 hereof, then this clause (c) shall be ignored for purposes of this definition) or (ii) such other time mutually agreed to in writing by the Parties; provided, however, that the Closing Date shall be extended one time (and only one time) pursuant to this proviso for up to thirty days if either Buyer or Seller gives written notice to the other Party (which notice shall indicate the number of days of such extension (not to exceed 30 days)) at least ten days prior to the date when the Closing Date would otherwise have been determined by the foregoing clauses (i) and (ii).

“Closing Place” means the offices of O’Melveny & Myers LLP, 400 South Hope Street, 15th Floor, Los Angeles, California 90071, or such other place mutually agreed to in writing by the Parties.

“Commission” has the meaning set forth in the recitals hereto.

“Communications Act” means the Communications Act of 1934, as amended, or any successor statute or statutes thereto, and all rules, regulations, written policies, orders and decisions of the FCC thereunder, in each case as from time to time in effect.

“Contracts” means any agreement, written or oral, between Seller and any third party related to the Station or the Purchased Assets that creates a right or obligation for either side to make payment or provide goods or services or otherwise grants rights or creates obligations, including but not limited to advertising contracts and sales orders.

“Damages” means any and all claims, demands, liabilities, obligations, actions suits, proceedings, losses, damages, costs, expenses, assessments, judgments, recoveries and deficiencies, including interest, penalties and reasonable attorneys’ fees, of every kind and description, contingent or otherwise.

“DBS” has the meaning set forth in Section 4.21.

“DirecTV” has the meaning set forth in Section 4.21.

“DMA” means the Station’s Designated Market Area as determined by Nielsen Media Research and published in its Nielsen Station Index Directory and Nielsen Station Index U.S. Television Household Estimates for 2000-2001.

“DTV” has the meaning ascribed to such term in Section 4.3.7.

“DTV CP” has the meaning ascribed to such term in Section 4.3.7.

“DTV Maximization CP” has the meaning ascribed to such term in Section 4.3.7.

“DTV STA” has the meaning ascribed to such term in Section 4.3.7.

“DTV Transmitter Site Lease” means that certain Lease Agreement dated October 26, 2001 between American Tower and Seller for tower space at the Cedar Hill tower site, also known as “Cowboy Hill,” as amended by one or more amendments that are in form and substance satisfactory to Buyer.

“Echostar” has the meaning set forth in Section 4.21.

“Echostar Agreement” has the meaning set forth in Section 6.1.13.

“Encumbrance” means any option, pledge, security interest, lien, charge, mortgage, claim, debt, liability, obligation, encumbrance or restriction (whether on voting, sale, transfer or disposition), whether imposed by agreement, understanding, law, rule or regulation, and, with respect to real property assets, including the Real Property, the Transmitter Buildings and Towers, means any leases, licenses or other occupancy agreements relating thereto or covering any portion thereof or any liens or encumbrances existing with respect to Seller’s interest under such documents.

“Escrow Agent” means Commonwealth Land Title Company, a California corporation.

“Escrow Agreement” means the Corporate Custodial Agreement Relating to Earnest Money dated July     , 2003 executed by the Escrow Agent, LBI Media and Fellowship substantially in the form of Exhibit F attached hereto.

“Escrow Deposit” has the meaning set forth in Section 3.3.

“Excluded Assets” has the meaning set forth in Section 2.2.1.

“Existing DirecTV Agreements” has the meaning set forth in Section 4.21.

“Existing Echostar Agreements” has the meaning set forth in Section 4.21.

“FCC” has the meaning set forth in the recitals hereto.

“FCC Licenses” has the meaning set forth in the recitals hereto.

“Final Order Day” means the date on which the Initial Grant has become a final order, which date shall be the forty-first day following issuance by the Commission of a public notice announcing the Initial Grant, unless the Initial Grant has during the preceding forty-day period become subject to any administrative or judicial stay, appeal, review, reconsideration or rehearing, in which case, the Final Order Day shall not be deemed to occur until such administrative or judicial stay, appeal, review, reconsideration or rehearing shall have been resolved by a final, unappealable order (by the Commission or by a court of competent jurisdiction if Buyer elects to seek judicial review of any final order by the Commission) which preserves intact the Initial Grant without any conditions materially adverse to Buyer.

“Governmental Authority” shall mean any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other.

“Hazardous Substance” has the meaning set forth in Section 4.12.

“HSRA” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the regulations thereunder, as in effect from time to time.

“Indemnified Party” and “Indemnifying Party” have the meanings specified in Section 10.3.

“Initial Grant” means, with respect to the Assignment Application, the Commission’s written consent to the assignment of the FCC Licenses associated with the Station to LBI Sub pursuant to such Assignment Application (including without limitation, by the Mass Media Bureau or the Media Bureau by delegated authority), without any conditions materially adverse to any Party.

“Initial Grant Day” means the day on which the Commission publishes public notice of an Initial Grant with respect to the Assignment Application.

“Intellectual Property” means the designations KMPX, KMPX-TV and KMPX-DT (including all goodwill related thereto).

“KDTN Carriage Assignment” has the meaning specified in Section 6.1.13.

“LBI,” “LBI Media” and “LBI Sub” have the meanings specified in the first paragraph of this Agreement.

“Letter of Intent” means that Letter Agreement dated April 3, 2003 by and between LBI Media and Fellowship on behalf of itself and its subsidiaries and affiliates, as it may be amended from time to time.

“Party” means any of Fellowship, LBI Media, LBI or LBI Sub, as the context requires, and the term “Parties” mean all such entities; provided, however, that Seller, on the one hand, and LBI Media and Buyer, on the other, shall each be considered a single Party for purposes of Sections 7.3, 7.4, 10.3 and 11.8.

“Permits” means the licenses, permits, approvals, authorizations, consents, variances and orders of any federal, state or local Governmental Authority used, useful or required in connection with the operation of the Station (including the FCC Licenses) or the ownership or operation of the Purchased Assets and all pending requests and applications therefor, including without limitation those listed on Schedule II.

“Permitted Encumbrances” means, with respect to the Real Property only those Encumbrances which are (i) nondelinquent real property taxes and special assessments, if any, (ii) utility easements to service the Real Property which do not materially interfere with the continued use of the Real Property in connection with the operation of the Station, and (iii) approved in writing by Buyer as exceptions or exclusions from coverage under the Title Policies.

“Pool Road Studio Building” means Seller’s approximately 32,000 square foot office and studio and production facility located at 4201 Pool Road, Colleyville, Texas.

“Pool Road Studio Site” shall mean that certain property located at 4201 Pool Road, Colleyville/Grapevine, Tarrant County, Texas consisting of approximately 4.85 acres of land, including Lot 1, which consists of approximately 1.097 acres of undeveloped land, and Lot 2, which includes approximately 3.755 acres of land and the improvements thereon, including the Pool Road Studio Building, and the parking lot.

“Proceeds” has the meaning set forth in Section 7.5.1.

“Purchased Assets” means all the assets to be conveyed to Buyer by Seller pursuant to the terms of this Agreement.

“Real Property” means the Pool Road Studio Site and the real property interests held by Seller under the Tower Leases.

“Required Consents” means the FCC consents to the assignment of the FCC Licenses, and the other governmental consents, third-party consents, approvals or waivers in form and substance satisfactory to Buyer, necessary to sell, convey or otherwise sell or assign the Purchased Assets to Buyer, including without limitation those (including UCC Financing Statement Amendments and UCC Termination Statements) set forth on Schedule III.

“Seller” has the meaning set forth in the first paragraph of this Agreement.

“Station” has the meaning set forth in the recitals hereto.

“Tangible Personal Property” has the meaning set forth in Section 2.1.1.

“Taxes” shall mean all federal, state and local taxes (including income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Authorities.

“Title Company” means Lawyer’s Title Company.

“Title Policies” means each of (1) an extended coverage owner’s policy with respect to the Pool Road Studio Site, and (2) an extended coverage leasehold owner’s interest policy with respect to the Tower Leases, each in a form and with coverages and amounts acceptable to Buyer and showing only Permitted Encumbrances.

“Tower Lease” or “Tower Leases” means the DTV Transmitter Site Lease and each of the Analog Transmitter Site Leases (Northwest), each individually a “Tower Lease” and collectively the “Tower Leases.”

“Towers” means the television broadcast towers located at the applicable Transmitter Site upon which are located the Station broadcast antennas and/or related broadcast equipment.

“Transmitter Buildings” means the studio and transmitter buildings located at the Transmitter Sites.

“Transmitter Sites” means the transmitter and antenna sites located at the Pool Road Studio Site and the locations described in the Tower Leases.

“Warranty Deed” shall mean a Warranty Deed for the Pool Road Studio Site, substantially the form of Exhibit A.

1.2 Knowledge. The term “knowledge,” as it relates to a Party, shall mean the best knowledge of such Party after reasonable investigation, including due inquiry of such Party’s employees.

ARTICLE II

PURCHASE AND SALE OF ASSETS

2.1 Assets to be Conveyed. On the Closing Date at the Closing Place, Seller will sell, assign, convey, transfer and deliver (i) to LBI Sub, the FCC Licenses and the Permits, and all applications therefor, together with any renewals, extensions, additions or modifications thereof, and (ii) to LBI all (except the Excluded Assets) of Seller’s right, title and interest in and to the other assets, properties and rights of every kind and nature, whether tangible or intangible, absolute or contingent, wherever located and used or usable in connection with the operation of the Station (which, together with the FCC Licenses and the Permits and applications therefor, together with any renewals, extensions, additions or modifications thereof, the Pool Road Studio Site, the real property interests held by Seller under the Tower Leases that are Assumed Contracts and all of the equipment used or located at the Pool Road Studio Site and all of the equipment owned or leased by Seller and used or located at the sites covered by the Tower Leases, are collectively referred to as the “Purchased Assets”), such sale, assignment, conveyance, transfer and delivery to be made by instruments of conveyance in form reasonably satisfactory to Buyer and to be free and clear of all Encumbrances (except, with respect to the Real Property, the Permitted Encumbrances). The Purchased Assets include the following:

2.1.1 All tangible personal property, furniture, fixtures, improvements and office equipment and other equipment used or useful in the operation of the Station, including without limitation all furniture and inventory in the Transmitter Buildings, the transmitter facilities, all Towers, antennas, main and back-up transmitters and generators, and other equipment and tangible personal property located or otherwise intended for use at the Transmitter Sites, all the principal items of equipment which are listed on Schedule IV, together with any replacements thereof or additions thereto made between the date hereof and the Closing Date, less any retirements made in the ordinary and usual course of the Station’s business (collectively, the “Tangible Personal Property”);

2.1.2 The transmitter facilities used or located at the Pool Road Studio Site or owned or leased by Seller and used or located at the sites covered by the Tower Leases;

2.1.3 The Real Property;

2.1.4 All prepaid expenses and all deposits made by Seller, in each case under the Assumed Contracts;

2.1.5 The Assumed Contracts and all of Seller’s rights thereunder relating to periods and events occurring on and after the Closing Date;

2.1.6 Such files, records and logs pertaining to any of the Purchased Assets or the operation of the Station as Buyer may reasonably require, including the Station’s public inspection files and other records relating to the FCC Licenses and other filings with the Commission; and

2.1.7 All Intellectual Property.

2.2   Excluded Assets and Liabilities.

2.2.1 Excluded Assets. It is understood and agreed that the Purchased Assets do not include any assets of Seller that are not used or useful in the operation of the Station (except to the extent explicitly included in Section 2.1 or any of Section 2.1.1 through Section 2.1.7), cash (other than the amounts described in Section 2.1.4), cash equivalents, deposits made by Seller under any contracts (other than the amounts described in Section 2.1.4), and accounts receivable of Seller, causes of action, tax refunds, insurance claims or proceeds, employee benefit plans, employment records and contracts with employees, in each case (for such accounts receivable, causes of action, tax refunds and insurance claim and proceeds) accruing prior to the closing (all the foregoing of which are referred to as the “Excluded Assets”).

2.2.2 Liabilities Not Assumed. Except for the liabilities and obligations specifically assumed by Buyer pursuant to Section 3.2, Buyer and LBI Media will not assume and will not be or become liable for, any liabilities or obligations of Seller of any kind or nature whatsoever, whether absolute, contingent, accrued, known or unknown, related to the ownership of the Purchased Assets, the Excluded Assets, the operation of the Station, Seller’s employees or otherwise (including but not limited to any monetary forfeitures by the FCC).

ARTICLE III

PURCHASE PRICE; METHOD OF PAYMENT; ESCROW DEPOSIT

3.1 Purchase Price. Subject to Section 7.5.3, the purchase price to be paid to Seller by Buyer for the Purchased Assets will be Thirty-Seven Million Dollars ($37,000,000) plus the aggregate amount of prepaid expenses made by Seller for services to be provided to the Station after the Closing Date under the Assumed Contracts as set forth on Schedule VIII less any accrued liabilities agreed to be assumed by Buyer (the “Purchase Price”).

3.1.1 Payment of Purchase Price. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Buyer will pay Seller an amount equal to the Purchase Price by wire transfer of immediately available funds in accordance with wire transfer instructions to be provided by Seller to Buyer not less than five business days prior to the Closing Date.

3.1.2 Release of Escrow Deposit. Also on the Closing Date, concurrently with the wire transfer of the Purchase Price in accordance with Section 3.1.1 above, Seller and LBI Media shall jointly execute and deliver to the Escrow Agent written instructions to terminate the Escrow Agreement and deliver the entire Escrow Deposit to LBI Media.

3.1.3 Post-Closing Proration. Following the Closing Date, the Parties shall determine and make the prorations called for in Section 3.6.

3.2 Liabilities Assumed. As of the Closing Date, Buyer will assume and agree to pay, discharge and perform insofar as they relate to the time period on and after the Closing Date, and arise out of events occurring on or after the Closing Date, all the obligations and liabilities of Seller under the Assumed Contracts.

3.3 Escrow Deposit. Concurrently with the execution and delivery of this Agreement, LBI Media has deposited One Million Five Hundred Thousand Dollars ($1,500,000) under the Escrow Agreement (together with any interest accrued on such amount, the “Escrow Deposit”). The Escrow Deposit will be held, maintained, administered and disbursed by the Escrow Agent in accordance with the terms and provisions hereof and of the Escrow Agreement, with the terms of the Escrow Agreement controlling in the event of any conflict. The Escrow Deposit will be disbursed as follows:

3.3.1 Delivery to Seller. If Buyer fails to consummate the purchase and sale contemplated by this Agreement under circumstances that would constitute a material breach by Buyer of this Agreement and Seller is not then in breach of its representations, warranties or covenants hereunder in any material respect, then, the Escrow Deposit, will be delivered to Seller, it being understood and agreed that payment to Seller of the full amount of the Escrow Deposit will constitute full payment for any and all damages suffered by Seller by reason of LBI Media’s or Buyer’s failure to consummate the purchase and sale contemplated by this Agreement.

THE PARTIES ACKNOWLEDGE AND AGREE IN ADVANCE BY INITIALING THIS AGREEMENT IN THE SPACES PROVIDED [LBI MEDIA’S INITIALS /s/ J.L., BUYER’S INITIALS /s/ J.L. AND /s/ J.L., AND SELLER’S INITIALS /s/ M.D.L.], THAT THE ACTUAL DAMAGES THAT SELLER WOULD SUFFER AS A RESULT OF BUYER’S FAILURE TO CONSUMMATE THE PURCHASE AND SALE OF THE PURCHASED ASSETS WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO CALCULATE; THAT THE FULL AMOUNT OF THE ESCROW DEPOSIT IS A FAIR AND EQUITABLE AMOUNT TO REIMBURSE SELLER FOR ANY DAMAGES WHICH THE PARTIES ESTIMATE MAY BE SUSTAINED BY SELLER DUE TO BUYER’S FAILURE TO CONSUMMATE THE PURCHASE AND SALE OF THE PURCHASED ASSETS UNDER THE CIRCUMSTANCES STATED IN THIS SECTION 3.3.1; AND THAT THIS SECTION 3.3.1 SHALL CONSTITUTE A LIQUIDATED DAMAGES PROVISION, WHICH DAMAGES WILL BE SELLER’S SOLE REMEDY HEREUNDER IN THE EVENT OF LBI MEDIA’S OR BUYER’S FAILURE TO CONSUMMATE THE PURCHASE AND SALE OF THE PURCHASED ASSETS UNDER THE CIRCUMSTANCES STATED IN THIS SECTION 3.3.1.

3.3.2 Delivery to LBI Media. The Escrow Deposit shall be delivered to LBI Media if (i) the transaction contemplated by this Agreement is consummated, or (ii) the purchase and sale contemplated by this Agreement is not consummated and Seller is not entitled to receive the Escrow Deposit in accordance with Section 3.3.1.

3.4 Buyer’s Remedies. If the purchase and sale contemplated by this Agreement is not consummated because of the breach by Seller of its representations, warranties or covenants hereunder in any material respect, and Buyer is not in breach of its representations, warranties or covenants hereunder in any material respect, Seller agrees that, in addition to any other rights and remedies available at law or in equity, LBI Media and Buyer shall have the following rights and remedies: (i) Buyer shall have the right to specific performance of Seller’s obligation to sell the Purchased Assets upon the terms and conditions set forth in this Agreement and incidental damages related to such specific performance; (ii) LBI Media shall have the right to the return of the Escrow Deposit; and (iii) LBI Media and Buyer shall have the right to recover money damages for breach of this Agreement, including but not limited to, benefit of the bargain damages and compensation for transaction costs; provided, that if Buyer obtains full remedies under clause (i) pursuant to a non-appealable judgment with which Seller complies, then Buyer shall not thereafter have additional claims under clause (iii) and if LBI Media and Buyer obtain full remedies under clause (iii) pursuant to a non-appealable judgment with which Seller complies, then Buyer shall not thereafter have additional claims under clause (i). The Parties agree that a remedy at law is inadequate and that damages are not adequate to compensate LBI Media and Buyer.

3.5 Allocation. At least 5 days prior to Closing Date, Buyer shall allocate the Purchase Price pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended, subject to the approval of the Seller, whose consent shall not be unreasonably withheld.

3.6 Prorations. Other than the prepaid expenses set forth on Schedule VII, the operation of the Station and all income, expenses and liabilities attributable thereto through 11:59 p.m., PT, on the day immediately preceding the Closing Date will be for the account of Seller and thereafter for the account of LBI, and all income and expenses, including such items as power and utilities charges, rents and other deferred items will be prorated between Seller and LBI in accordance with generally accepted accounting principles consistently applied, the proration to be made and paid, insofar as feasible, on the Closing Date, with a final settlement sixty days after the Closing Date. In addition, it is acknowledged and agreed that all ad valorem taxes with respect to Real Property and the Tangible Personal Property will be prorated as of the Closing Date but that the final bill for such taxes may be received more than sixty days after the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES BY SELLER

Seller hereby represents and warrants to LBI Media and Buyer as follows:

4.1 Organization and Standing. Seller is a non-profit corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

Seller has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Escrow Agreement. Seller currently owns the assets necessary to operate at least 15 television stations (including the Station), including all FCC licenses issued by the FCC for the operation of such 15 stations.

4.2 Authorization. All necessary corporate actions and proceedings to duly approve the execution, delivery and performance of this Agreement, the Escrow Agreement, and other agreements, documents and instruments being executed by the Seller in connection herewith or therewith and the consummation of the transaction contemplated hereby or thereby have been duly and validly taken by the Seller, and each of this Agreement, the Escrow Agreement and other agreements, documents and instruments being executed by the Seller in connection herewith or therewith has been duly and validly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with and subject to their respective terms.

4.3 FCC Licenses.

4.3.1 The FCC Licenses (all of which are listed on Schedule II, together with any pending applications for FCC Licenses) constitute all the Permits required for and used in connection with the Purchased Assets and the operation of the Station. No waivers of the Communications Act are necessary in order to permit Seller’s ownership and operation of the Purchased Assets and the Station. Seller is the holder of all the FCC Licenses. Other than the Initial Grant of the Assignment Application, no additional order or grant is required from the FCC in order to consummate the assignment of the FCC Licenses to LBI Sub. Schedule II correctly sets forth the respective expiration date of each FCC License. Each FCC License is validly issued and in full force and effect. Seller has taken all actions and performed all of its respective obligations that are necessary to maintain the FCC Licenses without adverse modification or impairment, and complete and correct copies of the FCC Licenses and any pending applications therefor have been delivered to Buyer. No event has occurred which (i) has resulted in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal or termination of or any order of forfeiture with respect to, any FCC License or (ii) materially and adversely affects or in the future may materially and adversely affect any rights of Seller or any of its assignees or transferees thereunder. None of the FCC Licenses requires that any assignment thereof must be approved by any public or other Governmental Authority other than the FCC.

4.3.2 Seller is not a party to, and there are no notices of apparent liability, violations, forfeitures, notices of violation, orders to show cause or other orders or complaints or, to the knowledge of Seller, investigations, issued or conducted by or before any court or regulatory body, including, without limitation, the FCC, or of any other proceedings (other than proceedings relating to the television industry generally) that could in any manner threaten or adversely affect the validity or continued effectiveness of, or result in the adverse modification of, any of the FCC Licenses. In the event Seller learns of any such action, or the filing or issuance of any such order, notice or complaint, Seller promptly will notify Buyer of the same in writing and will take all reasonable measures to contest in good faith or seek removal or rescission of such action, order, notice or complaint. The Station is now operating at its licensed power and antenna height, in accordance with the FCC Licenses, and is in compliance with the Communications Act, including, without limitation restrictions on the amount of commercial advertising that may be included in children’s programming, record-keeping requirements related thereto, and requirements concerning efforts to address the educational and informational needs of children and related record-keeping obligations. Seller has no reason to believe that the FCC Licenses will not be renewed in the ordinary course.

4.3.3 None of the Purchased Assets, including the facilities used in connection with the television broadcasting operations of Seller relating to the Station (including the Pool Road Studio Site, the Transmitter Buildings, the Transmitter Sites and the Towers), violates the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders or regulations (including, without limitation, any applicable regulation of the Federal Aviation Administration) except where such violation could not impair, impede or affect the continued, uninterrupted operation of the Station and could not otherwise have an adverse effect on the owner or operator of such Purchased Assets or such facilities, and each such facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof. Schedule II identifies any outstanding variances or special use permits materially affecting any facilities included in the Purchased Assets or the uses thereof and Seller is in compliance therewith. Seller has received no notice of any complaint being made against the Station or Seller relating to its Tower, Transmitter Site, Transmitter Building, any other Purchased Assets or Seller’s operation of the Station (including, without limitation, any complaint relating to the signals broadcast or otherwise transmitted from any Tower, either by Seller or by any person subleasing a portion of any Tower) except where such complaint would not impair, impede or affect the continued, uninterrupted operation of the Station and the continued uninterrupted operation and ownership of the Purchased Assets. Each Tower has been appropriately registered with the Commission, as described in Schedule II. It is understood and agreed that Seller’s representations in this Section 4.3.3, with respect to the Transmitter Sites covered by the Tower Leases and the Transmitter Buildings covered by the Tower Leases are made to the best actual knowledge of Seller after commercially reasonable diligence and inquiry by Seller.

4.3.4 Seller is qualified to sell the Station and to assign the FCC Licenses in accordance with the terms of this Agreement and in compliance with the Communications Act. Seller does not know of any person who has expressed any intention to oppose FCC approval of the assignment of the FCC Licenses to LBI Sub, nor does Seller know of any reason why FCC consent to such assignment might be denied or delayed.

4.3.5 Each report or certification filed by or on behalf of Seller with the FCC, including, without limitation, any filing pursuant to 47 C.F.R. § 73.3615 with respect to its ownership of the Station and any other filing relating to the Station, was timely filed, and was at the time of filing true, correct and complete in all respects; there have been no changes in the ownership of the Station since the filing of the most recent such ownership reports or certifications and those ownership reports and certificates are true, correct and complete in all respects.

4.3.6 The operation of the Station by the Seller does not cause or result in exposure of workers or the general public to levels of radio frequency radiation in excess of the applicable limits stated in 47 C.F.R. § 1.1310.

4.3.7 The Station has been assigned a channel by the FCC (Channel 30) for the provision of digital television (“DTV”) service. The FCC Licenses listed in Schedule II include a modified DTV construction permit (the “DTV Maximization CP”) authorizing the Station to construct by 3 AM on July 1, 2003 facilities necessary for the transmission of DTV service on its assigned channel at 1000 kW, and Emergency Special Temporary Authority (the “Emergency DTV STA”) authorizing the Station to operate digital facilities which provide 41 dBu service over all of Decatur, Texas without exceeding the service contours authorized in the DTV Maximization CP. The DTV Maximization CP and the Emergency DTV STA are in full force and effect, and the FCC has not taken any adverse action with respect thereto. Seller has filed an application with the FCC seeking Special Temporary Authority authorizing the Station to operate digital facilities which provide 41 dBu service over all of Decatur, Texas without exceeding the service contours authorized in the DTV Maximization CP (the “DTV STA”) and Seller has no reason to believe that the DTV STA will not be granted in the ordinary course. Seller completed construction of its DTV facilities in accordance with FCC rules and regulations on or before 3 AM July 1, 2003 and timely notified the FCC of commencement of DTV operations pursuant to the Emergency DTV STA. Seller’s DTV operations are fully consistent with the FCC’s rules and regulations, including those conditions imposed by the Emergency DTV STA. Seller has no reason to believe that the FCC will take any adverse action with respect to its DTV Maximization CP, Emergency DTV STA, DTV STA, or its ability to provide analog or DTV service on its assigned channels. Seller has timely met the reporting requirements imposed by the FCC’s letter of June 14, 2002 regarding Seller’s Request for Extension of Time to Construct Digital Facilities. Seller will have paid on or prior to the Closing Date any monetary forfeiture imposed by the FCC on or prior to the Closing Date for its failure to timely construct its DTV facilities, and will remain liable for any such forfeiture issued after the Closing Date.

4.3.8 Seller has filed with the FCC an application to modify the license for its analog facilities and to relocate the transmitter site to Cedar Hill (the “Analog Modification Application”). The Analog Modification Application is, in form and substance, complete and fully consistent with FCC rules and regulations. Seller does not know of (1) any currently pending or contemplated FCC application that would preclude grant of the Analog Modification Application or (2) any person who has expressed any intention to oppose FCC approval of the Analog Modification Application, and Seller has no reason to believe that the Analog Modification Application will not be granted or that the FCC will take any other adverse action with respect to such application. Should, between the date hereof and the Closing Date, the FCC act to grant the Analog Modification Application and issue a construction permit pursuant thereto (the “Analog CP”), the Analog CP will be as of the Closing Date in full force and effect and Seller has no reason to believe that the Analog CP will be rescinded or that the FCC will take any other adverse action with respect to the Analog CP.

4.4 Purchased Assets. All material items of the Purchased Assets used in the operation of the Station and all equipment used or located in the Pool Road Studio Site, the Transmitter Sites or in any of the other Real Property are listed and described in Schedule IV to this Agreement. No other affiliate of Seller (including without limitation direct or indirect subsidiaries of Seller and direct or indirect subsidiaries of shareholders of Seller) other than Seller owns or has any rights, title or interest in any Purchased Assets or is in any way involved with the operation of the Station. On the Closing Date, Seller will have good and valid title to the Purchased Assets, free and clear of all Encumbrances, other than (i) with respect to the Real Property, the Permitted Encumbrances, and (ii) the Encumbrances described in Schedule III, which Encumbrances will be released on the Closing Date concurrently with the closing. Upon consummation of the transactions set forth in this Agreement, Buyer will have good and valid title to the Purchased Assets, free and clear of all Encumbrances (other than liens granted to Buyer’s lenders and, with respect to the Real Property, the Permitted Encumbrances). Schedule III also sets forth all UCC Financing Statements and/or mortgages that have been filed against any Purchased Asset. Schedule III also sets forth each release and UCC Termination Statements that are required in order to release such Encumbrances on the Closing Date. None of the Tangible Personal Property is subject to any lease agreement. Seller has received no notice of noncompliance with any restriction or encumbrance encumbering the Real Property, except the Permitted Encumbrances. Seller has maintained and has operated each Transmitter Site, each Tower, each Transmitter Building and the Station, and, to the best knowledge of Seller, the Pool Road Studio Site, under and in accordance with the terms of all applicable laws, rules and regulations, including, without limitation, those governing handicapped access, zoning, parking and other laws relating to the ownership or operation of an office, studio and broadcasting facility. Seller has no knowledge of any defects or deficiencies or lack of repair in the Pool Road Studio Building and Pool Road Studio Site, including with respect to all systems and structural aspects (including the roof) of the Pool Road Studio Building. The undeveloped land included within the Pool Road Studio Site complies with all laws, rules and regulations and is in good order and condition and Seller has no knowledge of any restrictions upon the development or use of the undeveloped land included within the Pool Road Studio Site. Seller has no knowledge of any complaints regarding the Pool Road Studio Sites, the Transmitter Sites, the Towers, the Transmitter Buildings, the antennas, the television transmitters, the studio facilities or any other facilities included in the Purchased Assets. There is no pending or, to the knowledge of Seller, threatened action, event, transaction or proceeding that could interfere with the quiet enjoyment or operation of the Purchased Assets (including the Real Property) by Seller or, on and after the Closing Date, by Buyer. Subject to the terms of the Tower Leases that are Assumed Contracts and the scope of Seller’s rights thereunder, there are no other persons which have any rights to use the Towers or Transmitter Sites or to occupy or use the Transmitter Buildings or any other Real Property (including the undeveloped land included within the Pool Road Studio Site), whether by lease, sublease, easement, license or other instrument or operation of law. Buyer will have following the closing reasonable access to each of the Transmitter Sites and the other Real Property, and a continuous means of ingress and egress thereto from public roads. The items of Tangible Personal Property are in all material respects in good operating condition for equipment of their age and usage (ordinary wear and tear excepted). The technical equipment, constituting a part of the Tangible Personal Property, has been maintained in accordance with the Station’s and the Seller’s past practice and is operating and complies in all material respects with all applicable rules and regulations of the FCC and the terms of the FCC Licenses and Permits. The Purchased Assets include all the Permits, personal property, real property and assets, including real estate rights, necessary to conduct the operation of the Station as now conducted.

4.5 Insurance. Seller now has in force insurance on the Purchased Assets as set forth in Schedule V and Seller will continue the present insurance at the present limits in full force and effect up through the Closing Date.

4.6 Litigation. No litigation, action, suit, judgment, proceeding or, to the knowledge of Seller, investigation relating to the Station or the Purchased Assets is pending or outstanding before any forum, court, or governmental body, department or agency of any kind to which Seller or the Station is subject or is a party and, to the knowledge of Seller, no such litigation, action, proceeding or investigation is threatened.

4.7 Contracts. Seller has delivered to Buyer true and complete copies of all the Assumed Contracts. The Assumed Contracts will be enforceable by Buyer after the consummation of the transaction contemplated hereby in accordance with their respective terms. Seller has not taken any action that would impair the enforceability of the Assumed Contracts, or omitted to take any action, the omission of which would have such effect. There exist no material defaults by any parties thereto under any of the Assumed Contracts and the consummation of the transaction contemplated hereby will not cause any defaults under any of the Assumed Contracts. Schedule I sets forth all the relevant documents to which Seller is a party with respect to the Real Property, true, correct and complete copies of which have been delivered to Buyer.

4.8 Insolvency. No insolvency proceedings of any character including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its assets or properties, including the Purchased Assets, are pending or, to the knowledge of Seller, threatened.

4.9 Reports. All material returns, reports and statements currently required to be filed by Seller with the Commission or with any other governmental agency have been filed and each such return, report and statement is true, correct and complete in all material respects. Seller has complied in all material respects with the reporting requirements of the Commission and other Governmental Authorities having jurisdiction over the Station and its operations.

4.10 No Defaults. Neither the execution, delivery and performance by Seller of this Agreement, the Escrow Agreement and the other agreements, documents and instruments being executed by Seller in connection herewith or therewith nor the consummation by Seller of the transaction contemplated hereby or thereby is an event that, of itself or with the giving of notice or the passage of time or both, will (i) conflict with the provisions of the Articles of Incorporation or Bylaws of Seller, (ii) constitute a violation of, conflict with or result in any breach of or any default under, result in any termination or modification of, or cause any acceleration of any obligation under, any contract, mortgage, indenture, agreement, lease, license or other instrument to which Seller is a party or by which it or he is bound, or by which it may be affected, or result in the creation of any Encumbrance on any of the Purchased Assets, (iii) violate any judgment, decree, order, statute, rule or regulation applicable to Seller or (iv) violate or constitute a breach of any Assumed Contract. As of the Closing Date, Seller will have complied with all notice and obtained all approvals, if any, required under Georgia non-profit corporation law or regulation. The execution, delivery and performance by Seller of this Agreement, the Escrow Agreement and the other agreements, documents and instruments being executed by Seller in connection herewith or therewith do not require the consent of any third party other than as listed on Schedule III (which schedule shall set forth the document under which the consent was required), and a full and complete copy of such consent is attached hereto as Annex A to Schedule III.

4.11 Disclosures. No covenant, representation or warranty by Seller and no written statement, certificate, appendix or Schedule furnished by Seller pursuant hereto or in connection with the transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not materially misleading.

4.12 Environmental Compliance. (i) Seller has not, in connection with its business or assets, including the Purchased Assets, generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance (as defined below) in violation of any applicable environmental law; (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the Purchased Assets or the operation of the Station or, to the knowledge of Seller, in any properties within 100 yards of its business which has created or might reasonably be expected to create any material liability under any applicable environmental law or which would require reporting to or notification of any governmental entity; (iii) to the knowledge of Seller no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at any facility used in connection with the operation of the Station or any facility included in the Purchased Assets; and (iv) any Hazardous Substance handled or dealt with in any way in connection with the Purchased Assets or the operation of the Station has been and is being handled or dealt with in all material respects in compliance with all applicable environmental laws. As used herein, “Hazardous Substance” means substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws as “hazardous substances,” “hazardous materials,” “hazardous wastes” or “toxic substances,” or any other formulation of any applicable environmental law intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or “EP toxicity,” and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

4.13 Must Carry Rights. Except as set forth on part (1) of Schedule VI, each Cable System is obligated to carry the Station as provided by the FCC’s must carry rules. Except as set forth on part (2) of Schedule VI, the Station has timely made a valid must carry election with respect to each Cable System as of October 1, 2002 or has defaulted to must carry status with respect to such Cable System for the cycle beginning on January 1, 2003 and ending on December 31, 2005 by its failure to make such election. Except as set forth on part (3) of Schedule VI, no Cable System has notified the Station that it will deny carriage of the Station. Except as set forth on part (4) of Schedule VI, the Station has not taken any action or failed to take any required action pursuant to the FCC’s rules that has resulted in the Station’s forfeiture of its must carry rights on any Cable System. Except as set forth on part (5) of Schedule VI, the FCC has made no determination that the Station is not entitled to carriage on any Cable System for the current election cycle. Copies of all must carry elections have been provided to Buyer and are included in the Station’s public inspection file and copies of all correspondence between the Station and/or Seller and any Cable System concerning mandatory cable carriage of the Station, retransmission consent agreements, and/or any FCC decisions relating to mandatory cable carriage of the Station, have been provided to Buyer.

4.14 Intellectual Property.

4.14.1 Seller has good and marketable title to all of the Intellectual Property, free and clear of all Encumbrances.

4.14.2 Seller is the sole and exclusive owner of the Intellectual Property, has the sole and exclusive right to use the trade names and trademarks included in the Intellectual Property and has received no notice from any other person or entity pertaining to or challenging the right of Seller to use any of the Intellectual Property or any rights thereunder.

4.14.3 Seller has not, to the best of its knowledge, violated or infringed any patent, trademark, trade name, jingle, assumed name, fictional business name, copyright, license, permit or other similar intangible property right or interest held by others or any license or permit held by Seller.

4.14.4 (i) Seller has not granted any license or other rights and has no obligations to grant licenses or other rights to any of the Intellectual Property, and (ii) Seller has not made any claim of any violation or infringement by others of its rights to or in connection with any of the Intellectual Property, and there is no basis for the making of any such claim.

4.14.5 To the best of Seller’s knowledge, there are no proceedings, either pending or threatened, in the United States Copyright Office, the United States Patent and Trademark Office or any Federal, state or local court or before any other governmental agency or tribunal, relating to any pending application with respect to any Intellectual Property.

4.15 Brokers. No agent, broker, investment or commercial banker, person or firm acting on behalf of Seller or under the authority of Seller is or will be entitled to any broker, finder or financial advisor fee or any other commission or similar fee directly or indirectly in connection with the transaction contemplated by this Agreement, other than Media Venture Partners, whose fee shall be paid by Seller.

4.16 Prepaid Expenses. All prepaid expenses made by Seller for services to be provided to the Station after the Closing Date under the Assumed Contracts are set forth on Schedule VII.

4.17 Employees and Employee Benefits.

4.17.1 The “Seller Benefit Plans” are each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) maintained, sponsored, contributed to, or required to be contributed to, by Seller or by any entity or trade or business, whether or not incorporated, which, with the Seller, constitutes a group described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) (an “ERISA Affiliate”). No Seller Benefit Plan is subject to Title IV of ERISA. No Seller Benefit Plan is a multiemployer plan.

4.17.2 Neither Seller nor any of its ERISA Affiliates has failed to make any contribution or payment to any Seller Benefit Plan that has resulted in the imposition of a lien or the posting of a bond or other security under ERISA or the Code.

4.17.3 No collective bargaining agreement applies with respect to any employee of Seller or any ERISA Affiliate whose duties are performed in connection with the Station.

4.18 Taxes. All Tax reports and returns required to be filed by Seller or relating to the Purchased Assets have been filed with the appropriate Governmental Authority, and there have been paid all Taxes, penalties, interest, deficiencies, assessments or other charges due with respect to such Taxes, as reflected on the filed returns or claimed to be due by such federal, state or local taxing authorities (other than Taxes, deficiencies, assessments or claims which are being contested in good faith and which in the aggregate are not material). Seller has not received any written notice of any examinations or audits pending or unresolved examinations or audit issues with respect to Seller’s federal, state or local Tax returns. All additional Taxes, if any, assessed as a result of such examinations or audits have been paid, and to Seller’s knowledge, there are no pending claims or proceedings relating to, or asserted for, Taxes, penalties, interest, deficiencies or assessments against the Purchased Assets.

4.19 No Interference With Signal. There currently exists no objectionable interference to Station’s signal from other broadcast or non-broadcast stations beyond that permitted by the FCC’s rules and, to Seller’s knowledge, there are no applications pending at the FCC grant of which would cause objectionable interference. No construction, buildings, or other structures adjacent to any Transmitter Site or otherwise that would result in degradation, interference to, or impaired reception of the Station’s signal to any extent currently exists, or, to Seller’s knowledge, is proposed. To Seller’s knowledge, upon the grant of the Analog Modification Application and the relocation of the Station’s analog facilities in accordance therewith, (1) there would not exist any objectionable interference to Station’s signal from other broadcast or non-broadcast stations beyond that permitted by the FCC’s rules, (2) that are no applications pending at the FCC grant of which would cause objectionable interference, and (3) no construction, buildings or other structures adjacent to any Transmitter Site or otherwise that would result in degradation, interference to, or impaired reception of, the Station’s signal to any extent would exist or is proposed.

4.20 DTV Transmitter Site Lease. The DTV Transmitter Site Lease provides for sufficient space, and is in all other ways appropriate, to accommodate the construction of facilities sufficient to permit continued DTV operations in accordance with FCC rules and regulations and as set forth in the DTV Maximization CP, including, but not limited to, the mounting and operation of the necessary antenna and the installation and operation of a higher power transmitter. Seller has sufficient rights under the DTV Transmitter Site Lease and, on and after the Closing Date, Buyer will have sufficient rights under the DTV Transmitter Site Lease to, without modification to such DTV Transmitter Site Lease or payments to, and/or consents from, any third parties, accommodate the construction of facilities sufficient to permit continued DTV operations in accordance with the DTV Maximization CP and FCC rules and regulations.

4.21 Echostar and DirecTV. Upon the consummation of the transactions contemplated herein and the execution of the Echostar Agreement by the parties thereto, Echostar Satellite Corporation (“Echostar”) will have agreed to and be legally obligated to provide local-into-local carriage of the Station, as defined by the FCC’s rules, on its direct broadcast satellite (“DBS”) system commencing on the Closing Date. The Station has not taken any action or failed to take any required action that would result in the Station losing its mandatory local-into-local carriage rights on Echostar’s DBS system upon consummation of the transactions contemplated herein and continuing through December 31, 2005. That certain Public Interest Programming Agreement effective on or about December 12, 2002 by and between Seller and Echostar, or any other agreements involving such parties (collectively, the “Existing Echostar Agreements”), shall not in any way preclude Buyer from making a valid must carry election for mandatory local-into-local carriage of the Station pursuant to the FCC’s rules and regulations for the period beginning January 1, 2006 through December 31, 2008 with respect to Echostar’s DBS system or from receiving the benefits of such election. Upon the consummation of the transactions contemplated by this Agreement, any agreement by and between Seller and DirecTV, Inc. (“DirecTV”) (collectively, the “Existing DirecTV Agreements”), shall not in any way preclude Buyer from making a valid must carry election for mandatory local-into-local carriage of the Station pursuant to the FCC’s rules and regulations for the period beginning January 1, 2006 through December 31, 2008 with respect to DirecTV’s DBS system or from receiving the benefits of such election.

ARTICLE V

REPRESENTATIONS AND WARRANTIES BY BUYER AND LBI MEDIA

LBI Media and Buyer represent and warrant to Seller as follows:

5.1 Status. Each of LBI Media, LBI and LBI Sub is a California corporation, duly organized, validly existing and in good standing under the laws of the State of California. LBI Media and Buyer each has the requisite corporate power to enter into and perform its obligations under this Agreement and the Escrow Agreement.

5.2 No Defaults. Other than the consents set forth on Schedule III with respect to Buyer, neither the execution, delivery and performance by LBI Media or Buyer, as applicable, of this Agreement, the Escrow Agreement, and the other agreements, documents and instruments being executed by LBI Media or Buyer in connection herewith or therewith nor the consummation by Buyer of the transaction contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, will (i) conflict with the provisions of the Articles of Incorporation or Bylaws of LBI Media or Buyer, (ii) constitute a violation of, conflict with or result in any breach of or any default under, result in any termination or modification of, or cause any acceleration of any obligation under, any material contract, mortgage, indenture, agreement, lease or other instrument to which LBI Media or Buyer is a party or by which it is bound, or by which it may be affected, or result in the creation of any Encumbrance on any of its assets, except for agreements, indentures and instruments related to the financing of the transaction contemplated by this Agreement, (iii) violate any judgment, decree, order, statute, rule or regulation applicable to LBI Media or Buyer, or (iv) result in the creation or imposition of any Encumbrance on the Station or the Purchased Assets, except for liens, charges or encumbrances relating to the financing of the transaction contemplated by this Agreement.

5.3 Authorization. All necessary corporate actions and proceedings to duly approve the execution, delivery and performance of this Agreement, the Escrow Agreement and other agreements, documents and instruments being executed by LBI Media or Buyer in connection herewith or therewith and the consummation of the transaction contemplated hereby or thereby have been duly and validly taken by LBI Media and Buyer, and each of this Agreement, the Escrow Agreement and other agreements, documents and instruments being executed by LBI Media or Buyer in connection herewith or therewith has been duly and validly authorized, executed and delivered by LBI Media and Buyer and constitutes the legal, valid and binding obligation of LBI Media and Buyer, enforceable against LBI Media and Buyer, as the case may be, in accordance with and subject to their respective terms.

5.4 Brokers. No agent, broker, investment or commercial banker, person or firm acting on behalf of LBI Media or Buyer or under the authority of LBI Media or Buyer is or will be entitled to any broker, finder or financial advisor fee or any other commission or similar fee directly or indirectly in connection with the transaction contemplated by this Agreement.

5.5 Qualification as a Broadcast Licensee. Neither LBI Media nor Buyer knows of any fact that would as of the date hereof, under the Communications Act, disqualify Buyer as owner, operator and licensee of the Station.

5.6 Litigation. There are no suits, legal proceedings or investigations of any nature pending or, to the knowledge of LBI Media or Buyer, threatened against or affecting it that would affect the ability of LBI Media or Buyer to carry out the transaction contemplated by this Agreement.

5.7 Approvals and Consents. To the knowledge of LBI Media or Buyer, the only approvals or consents of persons or entities not a party to this Agreement that are legally or contractually required to be obtained by LBI Media or Buyer in connection with the consummation of the transaction contemplated by this Agreement are identified on Schedule III.

ARTICLE VI

COVENANTS OF SELLER

6.1 Affirmative Covenants of Seller. Between the date hereof and the Closing Date, except as otherwise expressly permitted by this Agreement:

6.1.1 Maintenance. Seller will continue to operate the Station and the Purchased Assets in substantial conformity with past practices, and in conformity with the FCC Licenses and the Communications Act and will continue to maintain the Pool Road Studio Site and the Towers and, to the extent required under the Tower Leases, the assets covered by the Tower Leases in good working order and condition and in compliance with all laws. Seller will take all necessary actions to oppose the licensing or modification of broadcast or non-broadcast stations or the construction of any buildings or other structures adjacent to the Pool Road Studio Site or other Transmitter Sites or otherwise that would cause objectionable interference or that would otherwise result in degradation, interference to, or impaired reception of the Station’s signal, or that would prohibit current or future operation of its DTV facilities in accordance with the FCC’s rules.

6.1.2 Preserve Relations. Seller will use its best efforts to preserve the business of the Station and good relations with the counterparty under any Assumed Contract, with owners of property adjacent to or in the area of the Transmitter Sites, the Transmitter Buildings, the Towers and other Real Property and others having business relations with Seller in connection with the Station or the Purchased Assets (including but not limited to lessors, advertisers, clients, service providers and municipalities).

6.1.3 Reasonable Access. Following reasonable advance notification (except with respect to Buyer personnel at Seller premises pursuant to Section 6.1.12), Seller will provide Buyer and representatives of Buyer with reasonable access to the employees and the properties, titles, contracts, books, files, logs, records and affairs of the Station and the Purchased Assets (including access to the Real Property to allow planning for potential remodeling and construction, including access to HVAC and other operational areas), and Seller will furnish or will cause to be furnished such additional information concerning the Station or the Purchased Assets as Buyer may from time to time reasonably request. Seller agrees that a request by Buyer at least three business days prior to a visit by personnel of Buyer (including contractors and consultants in the employ of Buyer) to the Station during the Station’s normal business hours shall constitute reasonable advance notification and Seller shall use its best efforts to make available the documents, the facilities and the personnel Buyer indicates that its personnel would like to see during such visit.

6.1.4 Obtain Consents. Seller will use its best efforts to procure the Required Consents.

6.1.5 Books and Records. Seller will maintain the books and records of the Station and the books and records relating to the Purchased Assets consistent with past practices.

6.1.6 Insurance. Seller will maintain in force the existing insurance policies identified on Schedule V or reasonably equivalent policies. Seller will use the proceeds of any claims for loss payable under such insurance policies to repair, replace, or restore any of the Purchased Assets destroyed prior to the Closing Date by fire and other casualties to their former condition as soon as possible after the loss.

6.1.7 Notification. Seller will promptly upon learning of the same notify Buyer of any order to show cause, notice of violation, notice of apparent liability or of forfeiture or the filing or threat of filing of any complaint against the Station or any of the Purchased Assets or against Seller in connection with the Station or any of the Purchased Assets, occurring between the date hereof and the Closing Date, and respond to any action, order, notice or complaints, and implement procedures to ensure that the complaints or violations will not recur. Without limiting the generality of the foregoing, Seller will also promptly upon learning of the same notify Buyer of any complaint being made against the Station or any of the Purchased Assets relating to the Towers, Transmitter Sites, Transmitter Buildings, the Pool Road Studio Site, Seller’s operations under the Tower Leases or Seller’s ownership or operation of the Station or any of the Purchased Assets (including, without limitation, any complaint related to the signals broadcast or otherwise transmitted from such Tower, either by Seller or by any person subleasing a portion of such Tower) and of any invoice unpaid by the Station or by Seller in connection with the Station or any of the Purchased Assets that remains unpaid 60 days after the applicable due date of such invoice.

6.1.8 Contracts. Seller will not enter into any Contract relating to the Station or any of the Purchased Assets without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

6.1.9 Transition Assistance. Seller will use its best efforts to assist Buyer in transitioning to Buyer third party provided services such as utilities, phone service, etc.

6.1.10 Title Policies; Survey. Prior to the execution and delivery hereof, Buyer has delivered to Seller a title commitment issued by the Title Company with respect to each of the Title Policies to be issued hereunder, which commitments have been annotated to reflect the issues that Buyer will require to be cleared prior to closing. In addition, Seller has delivered to Buyer a survey for the Pool Road Studio Site dated as of October 31, 2002. Seller and Buyer will work together to clear any title problems identified by such markups as soon as possible. In addition, Seller shall cause the survey to be current, certified to Buyer as an ALTA survey.

6.1.11 Must Carry and Related Matters. Between the date hereof and the Closing Date, Seller (i) will promptly provide Buyer with copies of all correspondence between Station and/or Seller and cable television systems concerning must carry status, retransmission consent and other matters arising under the 1992 Cable Act and the Communications Act with respect to the Station, as well as all FCC decisions relating thereto, and (ii) will use its best efforts to preserve good relations with all Cable Systems that are currently carrying or may be obligated to carry the Station. Seller will take all actions necessary to enforce its must carry rights on cable television systems on which the Station is entitled to carriage under the FCC’s rules and will fully cooperate with Buyer in enforcing such rights. This includes, without limitation, upon Buyer’s request, corresponding with cable television systems for the purpose of asserting must carry rights, and installing equipment and/or modifying Station operations so as to allow delivery of a good quality signal, as defined by the FCC’s rules, to the designated head end of any Cable System that the Buyer may request (provided that Buyer will pay for the cost of any additional equipment and any related out of pocket expenses that Buyer approves in writing in advance). Seller will ensure that the Station is continuing to meet the standards for delivery of a good quality signal, as provided in the FCC’s rules, to each Cable System on which it is being carried.

6.1.12 Shared Use. Ninety days prior to the earlier of (i) the Final Order, or (ii) October 30, 2003, Seller shall, without charge, grant Buyer or Buyer’s agents or designees (x) full time use of the 16’9” x 23’ office next to the Green Room with appropriate office furniture for three people at the Pool Road Studio Building, (y) reasonable access to the office facilities of the Pool Road Studio Building, including but not limited to phone and other communications services, copy machines, computers and other customary office facilities and services, and (z) access to such areas and parts of the Pool Road Studio Site, including but not limited to parking space in the parking lot at the Pool Road Studio Site, that Buyer may reasonably need, in each case, in order to facilitate the transfer of the Purchased Assets and the transition of the operation of the Station from Seller to Buyer.

6.1.13 DirecTV and Echostar. Seller will use its best efforts (which will include phone calls, correspondence and meetings, in which Buyer will be entitled to participate or, when applicable, be promptly notified of) to enter into (1) a retransmission agreement or other written agreement satisfactory in form and substance to Buyer in its reasonable discretion granting, at no cost, with channel placement reasonably satisfactory to Buyer and on terms customary to similarly situated content providers, to the Station local-into-local carriage rights on Echostar’s DBS system commencing on the Closing Date and continuing until December 31, 2005, which agreement shall be assignable to Buyer (the “Echostar Agreement”); and (2) a written agreement satisfactory to Buyer in its reasonable discretion (including but not limited to an agreement which assigns local-into-local carriage rights of Station KDTN to the Station at no cost (the “KDTN Carriage Assignment”)) granting or confirming local-into-local carriage rights for the Station after the consummation of the transactions contemplated by this Agreement on DirecTV’s DBS system at no cost, with channel placement reasonably satisfactory to Buyer, and on terms customary for similarly situated content providers on DirecTV’s DBS system commencing on the Closing Date and continuing until December 31, 2005, which agreement shall be assignable to Buyer.

6.2 Negative Covenants of Seller. From the date hereof through consummation of the transaction contemplated hereby on the Closing Date, except as contemplated by this Agreement, Seller will not, without the prior written consent of Buyer:

6.2.1 Encumbrances. Create or assume any Encumbrance on any of the Purchased Assets (other than Permitted Encumbrances on the Real Property), whether now owned or hereafter acquired, unless discharged or terminated and fully released prior to the Closing Date;

6.2.2 Transfers. Sell, assign, lease or otherwise transfer or dispose of any of the Purchased Assets, whether now owned or hereafter acquired, except for retirements in the normal and usual course of business;

6.2.3 Call Letters. Change the Station’s call letters or modify any of the facilities included in the Purchased Assets (including the Station’s facilities) in any material respect;

6.2.4 Modification of Contracts. Amend or terminate any of the Assumed Contracts (or waive any substantial right thereunder);

6.2.5 Rights. Cancel or compromise any claim or waive or release any right of Seller relating to the Purchased Assets, except in the ordinary course of business consistent with past practice;

6.2.6 FCC Licenses and Permits. Cause or permit, by any act or failure on its part, the FCC Licenses or Permits to expire or to be surrendered or modified, or take any action which would cause the FCC or any other Governmental Authority to institute proceedings for the suspension, revocation or adverse modification of any of the FCC Licenses or Permits, or fail to prosecute with due diligence any pending applications to any Governmental Authority in connection with the ownership and operation of the Station and the Purchased Assets, or take any other action within Seller’s control which would result in the Station or any of the Purchased Assets being in non-compliance with the requirements of the Communications Act or any other applicable law material to the ownership and operation of the Station and the Purchased Assets

6.2.7 Must Carry. Take any action or omit to take any action that would prevent the Station from enforcing its right to mandatory carriage rights on any Cable System; or

6.2.8 No Inconsistent Action. Take any other action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transaction contemplated by this Agreement.

6.3 COBRA Continuation Coverage. Seller and its ERISA Affiliates shall comply with Section 601 et. seq. of ERISA and the corresponding provisions of the Code (commonly known as COBRA continuation) with respect to each employee whose employment was associated with (within the meaning of Treasury Regulation Section 54.4980B-9) the Station, and each such employee’s spouse and dependents. Buyer shall have no COBRA continuation obligation with respect to any employee of Seller or any ERISA Affiliate, or the spouse and dependents of any such employee.

6.4 FCC Filing Related Covenants.

6.4.1 Seller agrees (i) to diligently and with best efforts prosecute the Analog Modification Application, (ii) to amend and supplement such application as directed by Buyer or its counsel, and (iii) to otherwise fully cooperate with Buyer to expeditiously amend and prosecute such application, and to communicate with the FCC to request expedited processing of the Analog Modification Application. Should, between the date hereof and the Closing Date, the FCC issue the Analog CP, Seller agrees to fully cooperate with Buyer to take all actions necessary to relocate the analog transmitter site to Cedar Hill in accordance with the Analog CP.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Application for Commission Consent; Other Consents.

7.1.1 FCC Consent. Buyer and Seller agree to proceed as expeditiously as practical, and in no event later than ten business days after the execution hereof by Buyer and Seller, to file or cause to be filed the Assignment Application requesting FCC consent to the transaction contemplated by this Agreement; provided, however, that if the FCC does not permit the filing of the Assignment Application due to a general “freeze” on the filing of such applications, the Assignment Application shall be filed no later than ten business days following the lifting of such freeze. The Parties agree that the Assignment Application will be prosecuted in good faith and with due diligence, including filing and cooperating with all requests of the Commission. The Parties acknowledge that this Agreement, including Schedules and Exhibits, will have to be filed with the FCC. The Parties further acknowledge that the Assignment Application may have to be amended from time to time prior to the date it is granted to reflect any changes resulting from Buyer’s financing and related arrangements.

7.1.2 Other Governmental Consents. Promptly, but not later than ten business days following the filing of the Assignment Application, the Parties will proceed to prepare and file with all other appropriate Governmental Authorities (if any), such other requests for approval or waiver as may be required from such Governmental Authorities to permit the transfer of the FCC Licenses, Permits and the Purchased Assets, or as otherwise required in connection with the transaction contemplated hereby and will jointly, diligently and expeditiously prosecute, and will cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers. The Parties hereby acknowledge that no filings will be required under the HSRA because both the Purchase Price and the fair market value of the Purchased Assets and Assumed Contracts are less than $50,000,000.

7.1.3 Control of the Station. The purchase and sale transaction contemplated by this Agreement shall not be consummated until the Closing Date. Between the date of this Agreement and the Closing Date, Buyer, its employees or its agents, shall not directly or indirectly control, supervise or direct or attempt to control, supervise or direct the operation of the Station, but such operation will be the sole responsibility and in the complete discretion of Seller. Until the Closing Date, Buyer’s interest in the Station is limited to its rights under this Agreement and the Assignment Application.

7.2 Mutual Right to Terminate. Subject to the provisions of Section 7.5.2, if the purchase and sale transaction contemplated by this Agreement has not occurred on or before the 12 month anniversary of the date hereof, either Buyer or Seller, if such Party is not materially in default hereunder in a manner which has delayed the occurrence of the purchase and sale transaction contemplated by this Agreement, may terminate this Agreement upon five days’ written notice to the other Party. In addition, on July 18, 2003, after 4:00 pm PST (and on no day subsequent to July 18, 2003), either Buyer or Seller may terminate this Agreement upon written notice of termination by facsimile to the other party (any notice of termination from Buyer to Seller pursuant to this sentence shall be to Word of God Fellowship, Inc. at fax number (817) 684-1487 (ATT: Reverend Lamb) and to Media Venture Partners, Ltd. at fax number (415) 391-4912 (ATT: Elliot Evers) and any notice of termination from Seller to Buyer pursuant to this sentence shall be to LBI Media at fax numbers (818) 558-4244 and (281) 759-3963 (ATT: Lenard Liberman) and to O’Melveny & Myers at fax number (213) 430-6407 (ATT: Joe Kim)) if (i) the Buyer has not entered into an agreement with respect to space for an analog antenna to be located at the Cedar Hill tower site in form and substance satisfactory to the Buyer (the “Cedar Hill Analog Space Agreement”) on or prior to 4:00 pm PST on July 18, 2003, and (ii) on or prior to 4:00 pm PST on July 18, 2003, Buyer has not informed Seller of the fact that Buyer has entered into the Cedar Hill Analog Space Agreement.

7.3 Buyer’s Right to Terminate. Buyer, at its option, may terminate this Agreement, so long as Buyer is not then in material default under or material breach of this Agreement, upon the happening of any of the following events:

7.3.1 The FCC Licenses or other Permits are modified or their terms substantially modified resulting in an adverse change in Buyer’s ability to operate the Station;

7.3.2 The Assignment Application is designated for a hearing before an administrative law judge;

7.3.3 The FCC institutes revocation of license proceedings against the Station; or

7.3.4 Seller is in material breach of this Agreement ten business days after Buyer has given Seller written notice of breach, and Seller has not commenced and continued to prosecute diligently a cure therefor or such breach is or becomes incurable.

7.4 Seller’s Right to Terminate. Seller, at its option, may terminate this Agreement, so long as Seller is not then in material default under or material breach of this Agreement, upon the happening of any of the following events:

7.4.1 The Assignment Application is designated for a hearing before an administrative law judge; or

7.4.2 Buyer is in material breach of this Agreement ten business days after Seller has given Buyer written notice of breach, and Buyer has not commenced and continued to prosecute diligently a cure therefor or such breach is or becomes incurable.

7.5 Risk of Loss.

7.5.1 The risk of loss and damage, whether by force majeure or for any other reason, to the Purchased Assets or the operation of the Station between the date of this Agreement and the Closing Date will be on Seller. Seller shall take all reasonable steps to repair, replace and restore the Purchased Assets as soon as possible after any loss or damage, it being understood and agreed that all insurance proceeds with respect thereto (“Proceeds”) will be applied to or reserved for such replacement, restoration or repair, but that Seller will have no obligation to repair, replace or restore in excess of the Proceeds (plus any applicable deductible payment), and that Buyer’s sole remedies if Seller elects not to fully repair, replace or restore will be (i) to terminate this Agreement, in which case the Escrow Deposit will be delivered to LBI Media, or (ii) to close in accordance with Section 7.5.3 below.

7.5.2 In the event of any damage to the Station or any Purchased Assets or event that prevents broadcast transmissions of the Station in the normal and usual manner and substantially in accordance with the FCC Licenses (other than scheduled ordinary course maintenance), Seller will give prompt notice thereof to Buyer and Buyer, in addition to its other rights and remedies, will have the right to postpone the Closing Date until transmission in accordance with the FCC Licenses has been resumed. The postponed Closing Date will be any date within the effective period of the FCC’s consent to assignment of the FCC Licenses to LBI Sub as Buyer may designate by not less than five business days’ prior written notice to Seller. During the period of postponement, Seller shall use its best efforts to resume broadcast transmissions. In the event transmission in accordance with the FCC Licenses cannot be resumed within the effective period of the FCC’s consent to assignment of the FCC Licenses to LBI Sub, at Buyer’s request, the Parties will join in an application or applications requesting the FCC to extend the effective period of its consent for one or more periods not to exceed 120 days in the aggregate. If transmission in accordance with the FCC Licenses has not been resumed so that the Closing Date does not occur within such extended period, or any agreed extension thereof, Buyer will have the right, by giving written notice to Seller within five business days after the expiration of such 120-day period, or any agreed extension thereof, to terminate this Agreement forthwith without any further obligation, in which case the Escrow Deposit will be delivered to LBI Media.

7.5.3 If any loss of or damage to the Purchased Assets (including but not limited to any Tower or any Transmitter Building) occurs prior to the Closing Date and full repair, replacement or restoration of all Purchased Assets has not been made on or before the Closing Date (as the Closing Date may be extended as provided in Section 7.5.2), or the cost thereof is greater than the Proceeds (plus any applicable deductible), then Buyer will be entitled, but not obligated, to accept the Purchased Assets in their then-current condition and will receive an abatement or reduction in the Purchase Price in an amount equal to the difference between the amount necessary to fully repair or replace the damaged Purchased Assets and the amount of the unused Proceeds, in which case Buyer will be entitled to all the unused Proceeds and payment of the deductible amount. If Buyer elects to accept damaged Purchased Assets at a reduced Purchase Price, the Parties agree to cooperate in determining the amount of the reduction to the Purchase Price in accordance with the provisions hereof.

7.6 Transfer Taxes and FCC Filings; Expenses; Bulk Sales.

7.6.1 Transfer Taxes; FCC Filings. All federal, state or local excise, sales or use taxes, or similar taxes and other costs imposed on or in connection with the sale, purchase or transfer of the Purchased Assets and assumption of the Assumed Contracts by Buyer pursuant hereto will be borne by Seller. All FCC filing fees will be shared equally by Buyer and Seller.

7.6.2 Title, Survey, Escrow, Recordation, and other Real Property Costs. The costs of issuing the Title Policies and certifying the ALTA survey for the Pool Road Studio Site to Buyer shall be divided equally between Seller and

Buyer. The costs of recording the Warranty Deed and any assumption fees or transfer fees or taxes payable in connection with the transfer of the Pool Road Studio Site or the Tower Leases shall be borne by Seller. The costs of any real estate escrow shall be borne equally by Buyer and Seller and any other costs or expenses with respect to the transfer of the Pool Road Studio Site shall be borne by Buyer and Seller in accordance with the custom and practice of Tarrant County, Texas.

7.6.3 Expenses. Except as otherwise provided herein, Buyer and Seller shall each pay its own expenses incident to the negotiation, preparation and performance of this Agreement and consummation of the transaction contemplated hereby, including but not limited to the fees, expenses and disbursements of its accountants and counsel.

7.6.4 Compliance With Bulk Sales Laws. Any loss, liability, obligation or cost suffered by Seller or Buyer as the result of the failure of Seller or Buyer to comply with the provisions of any bulk sales laws applicable to the transfer of the Purchased Assets as contemplated by this Agreement will be borne by Seller.

7.7 Funds. If any person makes any payment or sends funds to Seller prior to, on or after the consummation of the transactions contemplated by this Agreement rather than to Buyer, which funds are the property of Buyer, Seller shall hold such amounts in trust for Buyer, shall promptly notify Buyer of the receipt of such funds and shall forward such amounts to Buyer within five business days. If any person makes any payment or sends funds to Buyer prior to, on or after the consummation of the transactions contemplated by this Agreement rather than to Seller, which funds are the property of Seller, Buyer shall hold such amounts in trust for Seller, shall promptly notify Seller of the receipt of such funds and shall forward such amounts to Seller within five business days.

7.8 Monetary Forfeiture. Seller will promptly pay for any monetary forfeiture imposed by the FCC prior to, on or after the Closing Date for its failure to timely construct its DTV facilities.

ARTICLE VIII

CLOSING CONDITIONS

8.1 Conditions Precedent to Buyer’s Obligations. The obligation of Buyer to consummate the transaction contemplated hereby is subject to the fulfillment prior to and as of the consummation of the transaction contemplated hereby on the Closing Date of each of the following conditions, each of which may be waived (but only by an express written waiver) in the sole discretion of Buyer:

8.1.1 Commission Approval. The definition of Closing Date shall have been satisfied.

8.1.2 Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made on the Closing Date except as specifically contemplated by this Agreement.

8.1.3 Performance. Seller shall have performed and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to and on the Closing Date. There shall not have been any material adverse change in the Station or the Purchased Assets, or any damage, destruction or loss materially and adversely affecting the Purchased Assets or the operation of the Station.

8.1.4 FCC Licenses. Seller shall be the holder of the FCC Licenses, and there shall not have been any modification of any of the FCC Licenses or any modification of FCC rules, regulations or policies affecting the class of holders of FCC licenses to which Seller belongs as the holder of the FCC Licenses, that has or is reasonably likely to have a material adverse effect on the Station or, after the Closing Date, the conduct of its operations by Buyer. No proceeding shall be pending, the effect of which would be to revoke, cancel, fail to renew, suspend, impair or modify adversely any of the FCC Licenses specifically or such class of holders generally. The corrections, amendments and actions required pursuant to Section 6.4 shall have been completed to Buyer’s satisfaction.

8.1.5 Consents. All Required Consents shall have been obtained and delivered to Buyer at least four business days prior to the Closing Date. In addition the lessors under all leases and licenses included in the Real Property shall have executed and delivered to Buyer estoppels and consents substantially in the form attached hereto as Exhibit E with respect to each such leasehold (including confirmation that each applicable lease is in full force and effect and no defaults exist thereunder and confirmation of the terms of each applicable lease, together with such documents and consents that may be required by Buyer’s lenders) at least four business days prior to the Closing Date.

8.1.6 Real Property. Buyer shall have received from the Title Company an irrevocable and unconditional written commitment, in form and content satisfactory to Buyer, to issue the Title Policies.

8.1.7 Environmental Report; Building Inspection. Seller shall have delivered to Buyer (i) any and all available reports, studies and notices relating to the environmental, soils and physical condition of the Real Property, and (ii) at Seller’s expense, a Phase I Environmental Audit report with respect to each site included in the Real Property, in form, substance and scope reasonably satisfactory to Buyer, each such report shall be prepared by a consultant reasonably satisfactory to Buyer, and each such report shall not disclose any material adverse environmental condition in the Real Property. Buyer shall have conducted a building inspection in form, substance and scope reasonably satisfactory to Buyer (including with respect to all systems and structural aspects (including the roof)), each such report shall be prepared by a consultant reasonably satisfactory to Buyer, and each such report shall not disclose any material defects, deficiencies, lack of repair, or violations of laws, rules and regulations, including without limitation, those governing handicapped access, zoning, parking and other laws relating to the ownership or operation of an office, studio and broadcasting facility.

8.1.8 Litigation and Insolvency. Except for matters affecting the television broadcasting industry generally, no litigation, action, suit, judgment, proceeding, complaint or investigation shall be pending or outstanding before any forum, court, or governmental body, department or agency of any kind, relating to the Purchased Assets or the operation of the Station or which has the stated purpose or the probable effect of enjoining or preventing the consummation of this Agreement, or the transaction contemplated hereby or to recover damages by reason thereof, or which questions the validity of any action taken or to be taken pursuant to or in connection with this Agreement. No insolvency proceedings of any character including, without limitation, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its assets or properties, shall be pending, and Seller shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such insolvency proceedings.

8.1.9 Deliveries. All deliveries required under Section 9.1 shall have been completed to the satisfaction of Buyer (including issuance of the legal opinions).

8.1.10 DTV Compliance; Certain Other Matters. On or before 3 AM on July 1, 2003, Seller shall have completed construction of its DTV facilities in accordance with FCC rules and regulations. Seller has timely filed with the FCC notice of the commencement of DTV operations. The FCC shall have granted the DTV STA. Buyer shall have the right to inspect such DTV facilities during business hours at any time prior to the Closing Date (after reasonable notice). The DTV facilities as constructed shall be operating in compliance with the FCC’s rules and regulations, including the conditions imposed by the DTV STA (and such DTV facilities shall have been constructed pursuant to a standard of quality that would permit continued operation as if Seller intended to continue operation of the Station in accordance with the DTV STA for a period of at least ten years from the date hereof with the exception of the tubes, which may need replacement). There shall not have occurred any events or developments which would cause any Party to reasonably believe that the Analog Modification Application will not be granted or, if the Analog CP has been issued, that the Analog CP will be rescinded, or that the FCC will take any adverse action with respect to the DTV Maximization CP, the Emergency DTV STA, the DTV STA, the Analog Modification Application, the Analog CP or the Station’s continuing ability to provide analog and DTV service on its assigned channels in accordance with FCC rules and regulations. Seller shall have paid any monetary forfeiture imposed by the FCC on or prior to the Closing Date relating to its DTV facilities. There shall not have been any modification of any license or construction permit for the Station’s analog or DTV facilities, or any modification of FCC rules, regulations or policies affecting the class of holders of FCC licenses to which Seller belongs, that has or is reasonably likely to have a material adverse effect on the Station or, after the Closing Date, the conduct of its operations by Buyer.

8.1.11 DTV Transmitter Site Lease. The DTV Transmitter Site Lease shall provide for sufficient space, and be able in all other ways appropriate, to accommodate the construction of facilities sufficient to permit continued DTV operations in accordance with the DTV Maximization CP and FCC rules and regulations, including, but not limited to, the mounting and operation of the necessary antenna and the installation and operation of a higher power transmitter. Seller shall have sufficient rights under the DTV Transmitter Site Lease and, on and after the Closing Date, Buyer shall have sufficient rights under the DTV Transmitter Site Lease to, without modification to such DTV Transmitter Site Lease or payments to, and/or consents from, any third parties, accommodate the construction of facilities sufficient to permit continued DTV operations in accordance with the DTV Maximization CP, FCC rules and regulations.

8.1.12 Echostar. The Echostar Agreement in form and substance satisfactory to Buyer shall have been executed and delivered by Seller and Echostar (with a copy to Buyer) at least four business days prior to the Closing Date

8.1.13 KDTN Carriage Assignment. The KDTN Carriage Assignment in form and substance satisfactory to Buyer shall have been executed and delivered by each party thereto at least four business days prior to the Closing Date; provided, however, that if the KDTN Carriage Assignment cannot be obtained without the consent of DirecTV and DirecTV refuses to give such consent, then obtaining the KDTN Carriage Assignment shall not be a closing condition (but the best efforts obligation to obtain the KDTN Carriage Assignment, including the best efforts obligation to obtain DirecTV’s consent thereto, shall remain in force).

8.2 Conditions Precedent to Seller’s Obligations. The obligation of Seller to consummate the transaction contemplated hereby is subject to the fulfillment prior to and as of the consummation of the transaction contemplated hereby on the Closing Date of each of the following conditions, each of which may be waived (but only by an express written waiver) in the sole discretion of Seller:

8.2.1 Commission Approval. The condition set forth in Section 8.1.1 shall have been satisfied.

8.2.2 Representations and Warranties. All representations and warranties of LBI Media and Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made on the Closing Date, except as specifically contemplated by this Agreement.

8.2.3 Performance. LBI Media and Buyer shall each have performed and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to and at the Closing Date.

8.2.4 Litigation and Insolvency. Except for matters affecting the television broadcasting industry generally, no litigation, action, suit, judgment, proceeding, complaint or investigation shall be pending or outstanding before any forum, court or governmental body, department or agency of any kind which has the stated purpose or the probable effect of enjoining or preventing the consummation of this Agreement or the transaction contemplated hereby or to recover damages by reason thereof, or which questions the validity of any action taken or to be taken pursuant to or in connection with this Agreement. No insolvency proceedings of any character including, without limitation, reorganization, receivership, composition or arrangement with creditors, voluntary or involuntary, affecting Buyer or any of its assets or properties shall be pending, and Buyer shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such insolvency proceedings.

8.2.5 Deliveries. All deliveries required under Section 9.2 shall have been completed to the satisfaction of Seller (including issuance of the legal opinions).

8.2.6 KDTN. The FCC shall have given its written consent to the assignment of the FCC licenses associated with the operation of television station KDTN, Denton, Texas (“KDTN Station”) to Seller, as contemplated by the parties to that certain Asset Purchase Agreement, (the “KDTN Asset Purchase Agreement”) pursuant to which Seller will purchase the KDTN Station from North Texas Public Broadcasting, Inc.; provided that the fulfillment of the condition in this Section 8.2.6 shall be a condition to the obligation of Seller to consummate the transaction contemplated hereby only if (i) Seller has not breached Section 7.01 of the KDTN Asset Purchase Agreement, as unamended, and (ii) Seller has not taken any action (or omitted to take any action) which has caused such condition not to be fulfilled.

ARTICLE IX

ITEMS TO BE DELIVERED AT THE CLOSING

9.1 Seller’s Performance At Closing. On the Closing Date at the Closing Place, Seller shall have executed and delivered to Buyer all bills of sale, endorsements, assignments and other instruments of conveyance and transfer reasonably satisfactory in form and substance to Buyer and its counsel, effecting the sale, transfer, assignment and conveyance of the Purchased Assets to Buyer including, without limitation, the following:

9.1.1 A Warranty Deed for the Pool Road Studio Site shall be recorded in Tarrant County, Texas and the Title Policies shall have been issued in favor of Buyer;

9.1.2 Such other instruments or documents as Buyer may reasonably request, or as may reasonably be required by title insurers or escrow holders or required for the issuance of the Title Policies, in connection with the transfer and assignment of each Real Property, including with certifications of non-foreign status and such other documents and instruments customary and appropriate with the transfer and assignment of such Real Property in each of the counties in which such Real Property is located;

9.1.3 One or more bills of sale conveying to LBI all of the Tangible Personal Property and Intellectual Property to be acquired by Buyer hereunder;

9.1.4 An assignment assigning to LBI Sub the FCC Licenses;

9.1.5 An assignment assigning to LBI each of the Assumed Contracts together with the Required Consents and the original copies of the Assumed Contracts;

9.1.6 The data, documents, copies, files, records and logs referred to in Section 2.1.6 and Seller shall have transferred data from Seller’s computer systems to Buyer’s computer systems to the extent provided in Section 2.1.6;

9.1.7 Proof of payment of prepaid expenses made by Seller for services to be provided to the Station after the Closing Date under the Assumed Contracts;

9.1.8 Opinions of Seller’s counsel and Seller’s FCC counsel, each dated as of the Closing Date substantially in the form of Exhibits B and C together with such changes as Buyer’s lenders shall require;

9.1.9 Copies of resolutions of the Board of Directors of Seller, certified by its Secretary, authorizing the execution, delivery and performance of this Agreement, the Escrow Agreement, and the transaction contemplated hereby and thereby;

9.1.10 A certificate, dated as of the Closing Date, executed by the President and Chief Executive Officer of Seller, to the effect that, (i) the representations and warranties of Seller contained in this Agreement are true and complete in all material respects on and as of the Closing Date as though made on and as of the Closing Date, except as specifically contemplated by this Agreement; (ii) Seller has complied with or performed in all material respects all terms, covenants, agreements and conditions required by this Agreement to be complied with or performed by it prior to and at the Closing Date; (iii) all Required Consents have been obtained by Seller and delivered to Buyer; (iv) except for matters affecting the television broadcasting industry generally, no litigation, action, suit, judgment, proceeding or investigation is pending or outstanding or, to the knowledge of Seller, threatened, before any forum, court, or governmental body, department or agency of any kind, relating to the Purchased Assets or the operation of the Station or which has the stated purpose or the probable effect of enjoining or preventing the consummation of this Agreement or the transaction contemplated hereby or to recover damages by reason thereof, or which questions the validity of any action taken or to be taken pursuant to or in connection with this Agreement; (v) to the knowledge of Seller, no insolvency proceedings of any character including, without limitation, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its material assets or properties is pending, and Seller has not taken any action in contemplation of, or which would constitute the basis for, the institution of any such insolvency proceedings; (vi) Seller has complied with the requirements of Section 8.1.10 and (vi) Seller has performed the requirements of this Section 9.1;

9.1.11 Written instructions to terminate the Escrow Agreement and deliver the entire Escrow Deposit to LBI Media executed by Seller;

9.1.12 A fully executed copy of each of the Tower Leases; and

9.1.13 Such other instruments of transfer, documents or certificates requested by Buyer as may be necessary or appropriate to transfer to and vest in Buyer all of Seller’s right, title and interest in and to the Purchased Assets or as reasonably may be requested by Buyer to evidence consummation of this Agreement and the transaction contemplated hereby

9.2 Buyer’s Performance at Closing. On the Closing Date at the Closing Place, Buyer will execute and deliver or cause to be delivered to Seller:

9.2.1 The monies payable as set forth in Section 3.1.1 by wire transfer of federal funds;

9.2.2 An opinion of Buyer’s counsel dated as of the Closing Date substantially in the form of Exhibit D;

9.2.3 Copies of resolutions of the Boards of Directors of LBI Media, LBI and LBI Sub, in each case certified by its Secretary, authorizing the execution, delivery and performance of this Agreement, the Escrow Agreement, and the transaction contemplated hereby and thereby;

9.2.4 A certificate, dated as of the Closing Date, executed by the Executive Vice President or Chief Financial Officer of LBI Media and Buyer, to the effect that (i) the representations and warranties of LBI Media and Buyer contained in this Agreement are true and complete in all material respects on and as of the Closing Date as though made on and as of the Closing Date, except as specifically contemplated by this Agreement; (ii) LBI Media and Buyer have each complied in all material respects with or performed in all material respects all terms, covenants, agreements and conditions required by this Agreement to be complied with or performed by it prior to and at the Closing Date; (iii) except for matters affecting the television broadcasting industry generally, no litigation, action, suit, judgment, proceeding or investigation is pending or outstanding or, to the knowledge of LBI Media and Buyer, threatened, before any forum, court or governmental body, department or agency of any kind which has the stated purpose or the probable effect of enjoining or preventing the consummation of this Agreement or the transaction contemplated hereby or to recover damages by reason thereof, or which questions the validity of any action taken or to be taken pursuant to or in connection with this Agreement; (iv) to the knowledge of LBI Media and Buyer, no insolvency proceedings of any character including, without limitation, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting LBI Media or Buyer or any of their respective material assets or properties is pending, and neither LBI Media nor Buyer has taken any action in contemplation of, or which would constitute the basis for, the institution of any such insolvency proceedings; and (v) LBI Media and Buyer have each performed the requirements of this Section 9.2;

9.2.5 A writing evidencing the assumption by Buyer of each of the Assumed Contracts consistent with the provisions of this Agreement; and

9.2.6 Such other instruments, documents and certificates as reasonably may be requested by Seller to consummate this Agreement and the transaction contemplated hereby.

ARTICLE X

INDEMNIFICATION

10.1 Indemnification by Seller. It is understood and agreed that LBI Media and Buyer do not assume and will not be obligated to pay any liability of Seller under the terms of this Agreement or otherwise and will not be obligated to perform any obligations of Seller of any kind or manner, except in connection with the Assumed Contracts and with respect thereto only to the extent such obligations arise subsequent to the consummation of the transaction contemplated hereby on the Closing Date. Seller hereby agrees to indemnify, defend and hold harmless LBI Media and Buyer, their successors and assigns, following the consummation of the purchase and sale transaction contemplated hereby on the Closing Date, from and against:

10.1.1 Any and all Damages, occasioned by, arising out of or resulting from the Purchased Assets or the operation of the Station prior to the Closing Date, including, but not limited to, any and all claims, liabilities and obligations arising or required to be performed prior to the Closing Date under any of the Assumed Contracts or otherwise with respect to Seller’s ownership and operation of the Purchased Assets or the Station prior to the Closing Date; and

10.1.2 Any and all Damages occasioned by, arising out of or resulting from any material misrepresentation, material breach of warranty or covenant, or material default or material nonfulfillment of any agreement on the part of Seller under this Agreement, or from any material misrepresentation in or material breach of any certificate, agreement, appendix, Schedule, or other instrument furnished to LBI Media or Buyer pursuant to this Agreement or in connection with the transaction contemplated hereby; provided, that any breach of Section 7.7 shall be deemed material regardless of the cash value of such breach.

10.2 Indemnification by LBI Media and Buyer. LBI Media and Buyer agree to indemnify, defend and hold harmless Seller, its successors and assigns, following the consummation of the purchase and sale transaction contemplated hereby on the Closing Date from and against:

10.2.1 Any and all Damages occasioned by, arising out of or resulting from the operation of the Station on or subsequent to the Closing Date, including, but not limited to, any and all claims, liabilities and obligations arising or required to be performed on or subsequent to the Closing Date under any of the Assumed Contracts or otherwise with respect to Buyer’s ownership and operation of the Station from and after the Closing Date; and

10.2.2 Any and all Damages occasioned by, arising out of or resulting from any material misrepresentation, material breach of warranty or covenant, or material default or material nonfulfillment, of any agreement on the part of LBI Media or Buyer under this Agreement, or from any material misrepresentation in or material breach of any certificate, agreement, appendix, Schedule or other instrument furnished to Seller pursuant to this Agreement or in connection with the transaction contemplated hereby; provided, that any breach of Section 7.7 shall be deemed material regardless of the cash value of such breach.

10.3 Third-Party Claims. In the event of third party claims, each Party (“Indemnified Party”) shall give written notice to the other Party (“Indemnifying Party”) as soon as practicable and in no event later than ten business days after the Indemnified Party has knowledge, or the discovery, of any facts which in its opinion entitle or may entitle it to indemnification under this Section 10.3. Seller, on the one hand, and LBI Media and Buyer, on the other, shall be considered a single Party for purposes of this Section 10.3. However, failure to give such notice will not preclude the Indemnified Party from seeking indemnification hereunder, unless, and to the extent that, such failure adversely affects to a material degree the Indemnifying Party’s ability to defend against such a claim. The Indemnifying Party will promptly defend such a claim by counsel approved by the Indemnified Party, which approval shall not be unreasonably withheld, and the Indemnified Party may appear at any proceeding, at its own cost, by counsel of its own choosing and will otherwise reasonably cooperate in the defense of such claim, provided that the Indemnifying Party shall promptly reimburse the Indemnified Party all reasonable costs, expenses and attorneys’ fees incurred in the course of cooperating in the defense of such claim. The Indemnifying Party shall be responsible for all costs and expenses of any settlement. If the Indemnifying Party within ten business days after notice of a claim fails to defend the Indemnified Party, the Indemnified Party will be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of the Indemnifying Party. Anything in this Section to the contrary notwithstanding:

10.3.1 If LBI Media or Buyer is the Indemnified Party and in the reasonable judgment of LBI Media or Buyer there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party or its continued ownership and operation of the Purchased Assets or the Station, the Indemnified Party will have the right, at its own cost and expense, to undertake the prosecution, compromise and settlement of such claim, and the Indemnifying Party will cooperate with the Indemnified Party;

10.3.2 If the facts giving rise to indemnification hereunder involve a possible claim by the Indemnified Party against a third party, the Indemnified Party will have the right, at its own cost and expense, to undertake the prosecution, compromise and settlement of such claim; and

10.3.3 The Indemnifying Party will not, without the consent of the Indemnified Party, enter into or settle or compromise any claim or consent to any entry of judgment which (i) in the reasonable judgment of LBI Media or Buyer may materially and adversely affect LBI Media or Buyer or its continued ownership and operation of the Purchased Assets or the Station, and (ii) does not include as an unconditional provision thereof the giving by the claimant or the plaintiff to the Indemnified Party of a full and complete release from all liability in respect to such claim.

10.4 Survival of Representations and Warranties. The representations and warranties contained in this Agreement or in any Schedule or Exhibit, or in any certificate or other instrument delivered pursuant to this Agreement, will survive the consummation of the purchase and sale transaction contemplated by this Agreement on the Closing Date for a period of two years, except with respect to the representations and warranties set forth in Sections 4.13 and 4.21, which representations and warranties shall survive the consummation of the purchase and sale transaction contemplated by this Agreement on the Closing Date for a period of three years, and except with respect to the representations and warranties set forth in Section 4.18, which representations and warranties shall survive until the length of the applicable statute of limitations; provided that if a claim or notice is given under this Article X or otherwise with respect to any such representation and warranty prior to such expiration date, such claim shall continue (and such representation and warranty shall survive) indefinitely until such claim is finally resolved.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1 Notices. All notices, demands and requests, required or permitted to be given under the provisions of this Agreement shall be in writing and will be deemed duly given if received on a business day by facsimile at the facsimile numbers below and telephone notification is provided by the sending Party to the receiving Party at the time of the facsimile that such notice is about to be sent (it being understood that a voice mail left on answering machines shall be deemed to satisfy the requirement for such telephone notification):

If to Seller:

Reverend Marcus D. Lamb

Word of God Fellowship, Inc.

4201 Pool Road

Colleyville, TX 76034

Phone: (817) 571-1229

Fax: (817) 684-1487

Copy (which shall not, by itself, constitute notice) to:

Robert L. Olender, Esq.

5809 Nicholson Lane

Suite 124

North Bethesda, MD 20852

Phone: (301) 468-3336

Fax:      (301) 468-3343

If to LBI Media or Buyer:

Mr. Lenard D. Liberman

Executive Vice President

Liberman Television of Dallas Inc.

1845 Empire Avenue

Burbank, California 91504

Phone: BOTH (818) 563-5722 and

             (281) 493-2900

Fax:      BOTH (818) 558-4244 and

             (281)759-3963

Copy (which shall not, by itself, constitute notice) to:

Joseph K. Kim, Esq.

O’Melveny & Myers LLP

400 South Hope Street, 15th Floor

Los Angeles, California 90071

Phone: (213) 430-6000

Fax:      (213) 430-6407

or any other such facsimile numbers, telephone numbers and addresses as any Party may from time to time supply in writing to the other Parties.

11.2 Benefit and Assignment. This Agreement will be binding upon and inure to the benefit of the Parties, and their respective successors and assigns. This Agreement will not be assignable by a Party without the prior written consent of all of LBI Media, Buyer and Seller; provided, however, that LBI Media and Buyer may assign their rights and obligations hereunder without Seller’s consent to any party owned, directly or indirectly, by LBI Media and LBI Media and Buyer may assign their rights hereunder, without Seller’s consent, to any of their lenders (provided that such assignment to such lenders does not violate the Communications Act and does not delay the Closing Date).

11.3 Public Announcements. LBI Media and Buyer, on the one hand, and Seller on the other, will consult with, and obtain the approval of (such approval not to be unreasonably withheld or delayed) each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation and approval, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc or disclosures to advisors and financing sources of each Party and disclosures required in connection with FCC approvals or under financing documents.

11.4 Other Documents. The Parties will execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement.

11.5 Appendices. All Schedules and Exhibits are deemed to be part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. Whenever, by the terms of this Agreement or any subsequent agreement of the Parties, any additions or deletions are made to the Purchased Assets shown on the Schedules, the Schedules affected shall be deemed to be appropriately modified to reflect those changes.

11.6 Attorneys’ Fees. Each party hereto agrees that in the event of any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever, the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees, expenses and costs.

11.7 Construction. This Agreement will be governed, construed and enforced in accordance with the laws of the State of New York.

11.8 Arbitration. Any dispute, controversy or other matters as to which the Parties disagree arising out of, relating to or in connection with the provisions of this Agreement or the interpretation, breach or alleged breach hereof shall be settled and decided by arbitration conducted by the Judicial Arbitration and Mediation Service (“JAMS”), subject to the following:

11.8.1 Any arbitration as set forth above shall be held and conducted in New York, New York before one arbitrator who shall be selected by mutual agreement of the parties. If agreement is not reached on the selection of the arbitrator within 30 days after commencement of an arbitration by (i) submission of a matter to the JAMS in accordance with its Commercial Arbitration Rules and (ii) notice to the other party of the initiating party’s intention to arbitrate, then such arbitrator shall be appointed by the presiding judge of the appropriate New York, New York Court.

11.8.2 The arbitrator appointed must be a former or retired judge, or an attorney with at least 15 years experience in the broadcast television industry.

11.8.3 All proceedings involving the parties shall be reported by a certified shorthand court reporter and written transcripts of the proceedings shall be prepared and made available to the parties.

11.8.4 The prevailing party shall be awarded reasonable attorneys’ fees, expert and non-expert witness costs and expenses, and other costs and expenses incurred in connection with the arbitration unless the arbitrator, for good cause, determines otherwise.

11.8.5 The dispute shall be heard in accordance with the rules and procedures of JAMS and the arbitrator’s decision and award shall be final and binding.

11.8.6 Costs and fees of the arbitrator (including the cost of the record of transcripts of the arbitration) shall be borne by the non-prevailing party, unless the arbitrator for good cause determines otherwise. Costs and fees payable in advance shall be advanced equally by the parties, subject to ultimate payment by the non-prevailing party in accordance with the preceding sentence.

11.8.7 Any Party may initiate an arbitration proceeding under this Section 11.8 by written notice to the other Party of its intention to arbitrate, specifying the dispute or controversy to be arbitrated, the amount involved and the remedy sought, and by filing with the New York, New York office of the JAMS a copy of said notice together with a copy of this Agreement and the fee specified in the JAMS fee schedule. In no event shall a demand for arbitration be made after the date when institution of legal or equitable proceedings based on the claim, dispute or other matter in question would be barred by the applicable statute of limitations.

11.8.8 This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction. The award rendered by the arbitrator shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof.

11.8.9 Notwithstanding anything contained in this Agreement elsewhere to the contrary, and unless modified by the arbitrator upon a showing of good cause, the arbitration shall proceed upon the following schedule: (i) within 30 days from the service of the notice of the request to arbitrate, the parties shall select the arbitrator; (ii) within 30 days after selection of the arbitrator, the parties shall conduct a pre-arbitration conference at which a schedule of pre-arbitration discovery shall be set, all pre-arbitration motions scheduled and any other necessary pre-arbitration matters decided; (iii) all discovery shall be completed within four months following the pre-arbitration conference; (iv) all pre-arbitration motions shall be filed and briefed so that they may be heard no later than one month following the discovery cut-off; (v) the arbitration shall be scheduled to commence no later than 30 days after the decision on all pre-arbitration motions but in any event no later than six months following the service of the notice of arbitration; and (vi) the arbitrator shall render his written decision within 30 days following the submission of the matter.

11.8.10 Any monetary award of the arbitrator may include interest at the highest prime rate, as published in the Wall Street Journal, plus two percent, which interest shall accrue from the date the claim, dispute or other matter in question was rightfully due and payable under this agreement until the date the award is paid to the prevailing party.

11.8.11 No provision of this Section 11.8 shall limit the right of any Party to this Agreement to exercise self-help remedies or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of such remedy does not waive the right of any party to resort to arbitration.

11.9 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

11.10 Headings. The headings of the Sections of this Agreement are inserted as a matter of convenience and for reference purposes only and in no respect define, limit or describe the scope of this Agreement or the intent of any Section.

11.11 Entire Agreement. This Agreement, the Escrow Agreement, and all Schedules and Exhibits hereto and thereto and related agreements entered into as of the date hereof and all agreements, certificates and instruments delivered by the Parties pursuant to the terms of this Agreement represent the entire understanding and agreement between the Parties with respect to the subject matter hereof, supersede all prior negotiations and agreements between the Parties, including the Letter of Intent, and can be amended, supplemented, waived or changed only by an amendment in writing which makes specific reference to this Agreement or the amendment, as the case may be, and which is signed by the Party against whom enforcement of any such amendment, supplement, waiver or modification is sought.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized officers on the day and year first above written.

WORD OF GOD FELLOWSHIP, INC.

By:	/s/ Marcus D. Lamb
Marcus D. Lamb
President and CEO

LBI MEDIA, INC.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

LIBERMAN TELEVISION OF DALLAS, INC.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

and

LIBERMAN TELEVISION OF DALLAS LICENSE CORP.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

S-1

SCHEDULE I

Identification of Contracts to be Assumed

NORTHWEST HIGHWAY TOWER

1.	Lease Agreement, dated October [__], 2001 between American Tower L.P., a Delaware limited partnership and Word of God Fellowship, Inc.

2.	Lease Agreement, dated October [__], 2001 between American Tower L.P., a Delaware limited partnership and Word of God Fellowship, Inc.

CEDAR HILL TOWER

3.	Lease Agreement, dated October 26, 2001 between American Tower L.P., a Delaware limited partnership and Word of God Fellowship, Inc.

OTHER CONTRACTS

4.	Echostar Agreement

5.	KDTN Carriage Assignment (if applicable)

6.	Service Agreement, dated March 8, 2001, between Daystar Television Network and Commercial Systems and Services.

Schedule I-1

SCHEDULE II

List of all Permits and FCC Licenses

Permits and FCC Licenses

1.	License for Station KMPX (TV), Channel 29, Decatur, Texas, BLCT – 19930927KF granted January 19, 1994, renewed on July 24, 1998 (BRCT-19980401MM). Expires 8/1/2006.

2.	WPNG429 Studio Transmitter Link. Expires 8/1/2006.

3.	DTV Maximization Construction Permit BMPTCDT–20030616ABD granted 6/25/2003, expires 7/1/2003, expiration date tolled indefinitely by operation pursuant to Emergency DTV STA referenced below and DTV STA referenced below (when granted).

4.	Emergency DTV STA granted June 20, 2003 (remains effective pending action on BDSTA-20030702ADI)

5.	DTV STA BDSTA-20030702ADI (pending)

6.	Analog Modification Application (Cedar Hill move) BPCT-20021015AAA (pending).

7.	Analog application to correct coordinates BMLCT-20030623ADR (pending).

Schedule II-1

SCHEDULE III

List of Required Consents, Encumbrances and UCC-1 Filing Statements

Required Consents (Seller)

1. Federal Communications Commission consents to the Assignment Application which Seller and Buyer will file with the Federal Communications Commission requesting its written consent to the assignment of the FCC Licenses from Seller to LBI Sub.

2. A Confirmation of Lease Terms and Consent executed by American Tower L.P., as lessor (“Lessor”) and Word of God Fellowship, Inc., as lessee (“Lessee”), with respect to that certain Lease Agreement dated October [    ], 2001 between Lessor and Lessee for KMPX, Decatur-Dallas, Texas [Northwest Highway (primary antenna)], together with an executed and acknowledged Memorandum of Lease (Attachment D to the Confirmation) and a Landlord Consent and Waiver (Attachment E to the Confirmation), all in a form reasonably acceptable to Buyer and Buyer’s lenders as set forth in Exhibit E to the Asset Purchase Agreement.

3. A Confirmation of Lease Terms and Consent executed by Lessor and Lessee with respect to that certain Lease Agreement dated October [    ], 2001 between Lessor and Lessee for KMPX, Decatur-Dallas, Texas [Northwest Highway (additional equipment)], together with an executed and acknowledged Memorandum of Lease (Attachment D to the Confirmation) and a Landlord Consent and Waiver (Attachment E to the Confirmation), all in a form reasonably acceptable to Buyer and Buyer’s lenders as set forth in Exhibit E to the Asset Purchase Agreement.

4. A Confirmation of Lease Terms and Consent executed by Lessor and Lessee for that certain Lease Agreement dated October 26, 2001 between Lessor and Lessee for KMPX-DT, Decatur-Dallas, Texas [Cedar Hill], together with an executed and acknowledged Memorandum of Lease (Attachment D to the Confirmation) and a Landlord Consent and Waiver (Attachment E to the Confirmation), all in a form reasonably acceptable to Buyer and Buyer’s lenders as set forth in Exhibit E to the Asset Purchase Agreement.

Required Consents (Buyer)

1. Consents of Buyer’s creditors.

Encumbrances

1. With respect to the Pool Road Studio Site, Seller shall clear, pursuant to the terms of the Agreement, all Encumbrances other than Permitted Encumbrances, including as shown on the title insurance commitment dated April 21, 2003 (GF No. 297091CDQ) issued by Commonwealth Land Title Company (the “Pool Road Studio Title Commitment”).

Schedule III-1

UCC Financing Statements

Debtor Name	State	Jurisdiction	Secured Party	Type of Filing	Date Filed	File No.
Word of God Fellowship, Inc.	GA	Cooperative Authority (Gwinnett County, GA)	The Frost National Bank	UCC-1	10/04/02	67-2002-0101281

Word of God Fellowship, Inc.	GA	Cooperative Authority (Fulton County, GA)	The Frost National Bank	UCC-1	12/10/02	060200216731

Word of God Fellowship, Inc.	GA	Cooperative Authority (Bibb County, GA)	The Frost National Bank	UCC-1	11/07/02	11023452

Word of God Fellowship, Incorporated	GA	Cooperative Authority (Bibb County, GA)	The Frost National Bank	UCC-1	11/07/02	11023453

Word of God Fellowship, Incorporated	GA	Cooperative Authority (Fulton County, GA)	The Frost National Bank	UCC-1	11/05/02	060200215242

Word of God Fellowship, Inc.	TX	Secretary of State	Bank of America, N.A.	UCC-1	11/12/99	99-227674

Word of God Fellowship, Inc.	TX	Secretary of State	Bank of America, N.A.	UCC-3	07/14/02	02-00369628

UCC Termination Statements

1. With respect to the Pool Road Studio Site, UCC Termination Statement with respect to all UCC Fixture Filings and Financing Statements referenced in the Pool Road Studio Title Commitment.

2. With respect to each UCC Financing Statement described above, a UCC Termination Statement or a UCC Financing Statement Amendment that releases any Purchased Assets covered thereby, in each case in form and substance satisfactory to Buyer.

Mortgage Reconveyances

1. See note above with respect to Encumbrances on the Pool Road Studio Site.

Schedule III-2

SCHEDULE IV

Identification of Principal Items

of Tangible Personal Property

(Attached)

Schedule IV-1

FURNITURE

Quantity	Office Number	Description
2	1-Office	Leather High Back Guest Chairs
1	1-Office	Executive Wood Desk
1	1-Office	Computer Wood Desk
1	1-Office	Wood Crendenza
2	2-Office	U-Shaped Executive Wood Desk
1	2-Office	2 Drawer Wood File Cabinet
1	2-Office	3 Shelf Wood Book Cases
All	3-Green Room	Built In Shelves and Counters in Make-Up Room and Dressing Room
1	4-RF Office	Executive Wood Desk
3	4-RF Office	Wood Desk
All	5-Break Room	Built In Shelves, Cabinets and Counters
1	6-Office	Executive Wood Desk
1	10-Office	Computer Wood Desk
1	10-Office	2 Drawer Wood File Cabinet
All	15-Edit Suite	Edit Equipment and Racks
All	15-Edit Suite	Tables, Chairs, Desk
All	18-Break Room	Built In Shelves, Cabinets and Counters
All	24-Tape Library	Sliding Shelving Units
All	25-Mail Room	Shelving
1	25-Mail Room	Work Table
All	26-Network Control	Console Table, Equipment Racks, Wood Shelves
All	27-Production Control	Console Table, Equipment Racks
All	28-Audio	Console Table, Equipment Racks
All	29-Audio	Built Ins
All	30-Phone/Server Room	Phone Racks, Wood Shelves
1	32-Office	Wood Desk
1	32-Office	Computer Wood Desk
1	32-Office	Grey Table
All	33-Security Office	Shelving Units
All	35-Eng Lab	Shelving and Built In Cabinets
All	36-Parts Room	Furniture and Fixtures
All	37-RF Lab	Shelving
1	38-Receiving	Saw Table
1	38-Receiving	Grinding Table
All	39-43-Exec Offices	Built In Cabinets
All	44-Grip Room	Shelving and Built In Cabinets

Schedule IV-2

KMPX INVENTORY

Qty	Department	Description	Model Number	Brand
4	Audio Control Room	8.0 power distribution center		Juice Goose
1	Audio Control Room	8-channel snake	Medusa	Whirlwind
2	Audio Control Room	8-channel snake		Rapco
7	Audio Control Room	Active Speaker	SX200A	Electro-voice
2	Audio Control Room	Active Speaker w/stand	SRM450	Mackie
2	Audio Control Room	Amplifier	MX1500A	QSC
1	Audio Control Room	Amplifier	LA1201	Crest Audio
1	Audio Control Room	Antenna distribution system	UHF	Shure
1	Audio Control Room	Audio mixer	02R	Yamaha
1	Audio Control Room	Audio mixer	MX662 Ultralink	Behringer
1	Audio Control Room	Cassette deck	122MKII	Tascam
1	Audio Control Room	Cassette deck	112R MKII	Tascam
1	Audio Control Room	CD player	PMD-321	Marantz
1	Audio Control Room	CD player	CD-150	Tascam
1	Audio Control Room	CD recorder	CD-RW5000	Tascam
1	Audio Control Room	Compressor	1066	DBX
1	Audio Control Room	Compressor/limiter	DPR-402	BSS
1	Audio Control Room	Condenser mic	C414EB	AKG
5	Audio Control Room	Condenser mic	Pro 37R	Audio-Technica
1	Audio Control Room	Condenser mic	AT4033	Audio-Technica
1	Audio Control Room	DAT deck	PCM-2300	Sony
1	Audio Control Room	Digital Hybrid II		Gentner
1	Audio Control Room	Distribution amp	DA208	Encore
1	Audio Control Room	Distribution amplifier	MF-300	Benchmark
1	Audio Control Room	Dual 1/3 octave equalizer	DN 360	Klark-Teknik
1	Audio Control Room	Effects uni	H 3000 SE	Eventide
1	Audio Control Room	equalizer	1531X	DBX
1	Audio Control Room	Hard disk recorder	Instant Replay	360 systems
1	Audio Control Room	Intercom base station	MS-222	Clear-Com

Schedule IV-3

Qty	Department	Description	Model Number	Brand
2	Audio Control Room	Lav mic	COS-11BP	Sanken
2	Audio Control Room	Lav mic	K6	Sennheiser
1	Audio Control Room	Lav mic	ECM-50PS	Sony
1	Audio Control Room	Lav mic	TR50BPS	Tram
1	Audio Control Room	Limiter	Dominator II	Aphex
3	Audio Control Room	Loudness monitors	40-A2	Dorrough
4	Audio Control Room	Mic	SM58	Shure
2	Audio Control Room	Mic	SM57	Shure
1	Audio Control Room	Mic	MD421-U-S	Sennheiser
1	Audio Control Room	Mic	AT853RX	Audio-Technica
10	Audio Control Room	Mic stand		Ultimate
6	Audio Control Room	Mic stand w/boom arm		K&M
2	Audio Control Room	Microphone pre-amp	MIA 4x4	Benchmark
1	Audio Control Room	Microphone pre-amp	MPS-400	Benchmark
1	Audio Control Room	Mini-Disc deck	MD-301MKII	Tascam
5	Audio Control Room	Music stand		Manhasset
1	Audio Control Room	Parametric equalizer	622B	Orban
2	Audio Control Room	Power distribution	Zilla power 8	Juice Goose
1	Audio Control Room	Power strip		Juice Goose
1	Audio Control Room	PZM mic	PZM-30D	Crown
4	Audio Control Room	Speaker	SM200iH	EAW
2	Audio Control Room	Speaker	KP250	Klipsch
1	Audio Control Room	Speaker	KSM	Klipsch
4	Audio Control Room	Speaker stand		Ultimate
4	Audio Control Room	Speaker system controller (for studio) MIDIverb II	Xp 200A	EV Alesis
2	Audio Control Room	Speakers	HD-1	Meyer
1	Audio Control Room	Video switcher		Sigma electronics
5	Audio Control Room	Wireless microphone receiver	WRU-806	Sony
2	Audio Control Room	Wireless microphone receiver	UHF	Shure
3	Audio Control Room	Wireless microphone receiver	EM3532	Sennheiser
1	Audio Control Room	Wireless microphone receiver	R-32A	Vega
1	Audio Control Room	Wireless receiver Chassis	MB-806A	Sony

Schedule IV-4

Qty	Department	Description	Model Number		Brand
1	Daystar & KMPX	13” Color Monitor			Sony
1	Daystar & KMPX	14” Color Monitor	TM-1400 SU		JVC
4	Daystar & KMPX	6’ Equipment Rack
1	Daystar & KMPX	Air Dryer System	HDS-2500		McIntire
2	Daystar & KMPX	Audio Meters	40-A2		Dorrough
1	Daystar & KMPX	Switcher / Router	Ocelot		Pesa
1	Daystar & KMPX	Waveform / Vectorscope	1780R		Tektronix
1	Edit 2	16 channel Audio Mixer	1604	VLZ-Pro	Mackie
1	Edit 2	16 in video monitor	TM 1650		JVC
1	Edit 2	2.1 subwoofer and (2) Klipsch speakers		ProMedia	Klipsch
1	Edit 2	6.0 software running on a Full Matrox Digisuite boardset with Video and Audio breakout boxes		edit plus	Discreet
2	Edit 2	Black 21 in. CRT monitors			Intergraph
1	Edit 2	Blackburst Generator	TCG-50		Horita
1	Edit 2	cd player	CD-150		Tascam
1	Edit 2	deck	AJ-D950	DVCPRO50	Panasonic
1	Edit 2	deck	BVW-75	Beta SP	Sony
1	Edit 2	deck	HR53911U	SVHS	JVC
1	Edit 2	deck	9000	DVD-R/RW	Pioneer
1	Edit 2	Intellistation running dual 550 MHz processors, 1 GB RAM, 220 GB video drive, 40GB audio drive		Pentium III	IBM
2	Edit 2	meters	40-A2		Dorrough
1	Edit 2	Vector/Waveform	5872A		Leader
1	Edit 2	Vectorscope	1420		Tektronics
1	Edit 3	12 channel Audio Mixer	1202	VLZ-Pro	Mackie
1	Edit 3	6.0 software running on a Full Matrox Digisuite boardset with Video and Audio breakout boxes		edit plus	Discreet
1	Edit 3	deck	AJ-D950	DVCPRO50	Panasonic
1	Edit 3	Intellistation running dual 800 MHz processors, 768 MB RAM, 180 GB video drive, 40GB audio drive		Pentium III	IBM
2	Edit 3	White Optisync 17 in. CRT monitors	PF77		Viewsonic

Schedule IV-5

Qty	Department	Description	Model Number		Brand
1	General Facility Equipment	5HP 60 Gallon Upright Air Compressor
1	General Facility Equipment	Air Cooler	5Z757		Dayton
1	General Facility Equipment	Air Dryer System	3Z529A		Dayton
1	General Facility Equipment	Automatic Transfer Switch - Includes Engine Exerciser Timer	H3003600C1C	Series 300	Asco
1	General Facility Equipment	Stationary Generator Rating 350kw - 120v/208v			Generac
1	General Facility Equipment	UPS System - Field Upgrade to 50kw	AP346		Liebert
1	KMPX	7 ghz Microwave Transmitter	Microwave		RF Technology
1	KMPX	Multiband Audio Processor	8182A	Optimod TV	Orban
1	KMPX	Transmitter Remote Control			SVS Com Interface
1	KMPX	Tuner	ST-72TV		Sony
1	KMPX Transmitter	3 1/8” Transmission Line - standby
1	KMPX Transmitter	6 1/8” Transmission Line
1	KMPX Transmitter	7 ghz Microwave Receiver	Microwave		RF Technology
1	KMPX Transmitter	Audio Monitor	TVM-1		Bel.
1	KMPX Transmitter	Demodulator	6250		Scientific Atlanta
1	KMPX Transmitter	Ghost Cancelling Reference Generator	Mini GCR0		Ultech
1	KMPX Transmitter	Processing Amplifier	3240		Grass Valley
1	KMPX Transmitter	UHF Transmitter	CTT-U-80SKC		Comark
1	KMPX Transmitter	UHF Broadcast Antenna - Ch. 29	BUI 28		Bogner
1	KMPX Transmitter	UHF TV 29 Broadcast Antennna - standby	BUI-8		Bogner
1	KMPX Transmitter	Video DeModulator	MSI-320		Modulation Science
1	Master Control	2 RU Patch V			ADC
1	Master Control	4 port	F1D104-OSD	Omni Pro	Belkin
1	Master Control	Audio		2 Pro	ADC
1	Master Control	Audio DA	416		RTS Systems
2	Master Control	Audio Delay	AVA22D		Rane
1	Master Control	Audio Interface		Mitchbox	Henry
1	Master Control	Audio Meter		40A2	Dorrough
2	Master Control	Audio Meter		Dual 12-A	Dorrough
1	Master Control	Auto Switcher	SQS-4B		Pro Video
1	Master Control	Automation Controller	MA-204B		Matco

Schedule IV-6

Qty	Department	Description	Model Number		Brand
1	Master Control	AV Alignment Delay	AVA 22D		Rane
3	Master Control	B3W Monitor	WV-5200B		Panasonic
6	Master Control	B3W Monitor	WV-5200B		Panasonic
6	Master Control	B3W Monitor	WV-5200B		Panasonic
2	Master Control	B3W Monitor	WV-5370		Panasonic
1	Master Control	B3W Monitor	WVBM-990		Panasonic
1	Master Control	Bandwidth TV Monitor	WV-5200B		Panasonic
1	Master Control	Betacam SP	UVW-1600	SP	Sony
1	Master Control	Betacam SP	UVW-1400A	SP	Sony
1	Master Control	Bridging Video Switcher			3M
1	Master Control	CC: Decoder		PCD-85	Link
1	Master Control	Clock	TCD 100		Horita
1	Master Control	Clock	TCD 100		Horita
1	Master Control	Clock	MOD 100		Horita
3	Master Control	Color Monitor	BM-H1900-SU		JVC
1	Master Control	Computer			Dell
1	Master Control	Computer Monitor			Kogl
1	Master Control	Computer Monitor	570V	TFT	Samsong
1	Master Control	Computer Monitor			Optiquest
1	Master Control	Computer Monitor			Acer
1	Master Control	CPU			Inscriber
1	Master Control	DA	3400	Aug-01	Grass Valley Group
1	Master Control	DA Dual Power 8.3401	3400		Grass Valley Group
2	Master Control	Digital Generator	1910		Tektronix
1	Master Control	Digital Video Cassette Player	AJ-D940		Panasonic
3	Master Control	DSW Monitor	WV-S200B		Panasonic
1	Master Control	Dual Buffer Amp	444		RTS System
1	Master Control	Dual Monor Amp		Series Three	QSC
1	Master Control	EAS	930A		TFT
1	Master Control	EAS	911		TFT
1	Master Control	Encoder Remote Controller	AV-ER65B		Panasonic

Schedule IV-7

Qty	Department	Description	Model Number		Brand
2	Master Control	Encoder Remote Controller	ER-65B		Panasonic
1	Master Control	GPI			Horita
1	Master Control	GPI			Horita
1	Master Control	GPI			Horita
1	Master Control	GPI			Horita
1	Master Control	GPS Time Module		MTG	Horita
3	Master Control	Image Inserter	808		QSI
1	Master Control	Master Control Switcher		Master 21	Grass Valley Group
1	Master Control	Master Sync Module		MSG	Horita
1	Master Control	Multi Function Frame	FR-2602		Leitch
2	Master Control	Powered Monitor	1400		Anchor
1	Master Control	Receiver	TU-4500U		JVC
1	Master Control	Router Control Panel	UCP-XY		Sony
1	Master Control	Sat Antenna Control System	CTI-800		CTI
2	Master Control	Satellite Reciver	CAM 830		Standard
1	Master Control	Satellite Reciver	DIR-657		DX Antenna
1	Master Control	Server	MA-600		Matco
1	Master Control	Source Synchronizing Generator	9505A		Grass Valley Group
2	Master Control	Speakers		PBM 5 II	Tannoy
1	Master Control	Switcher	GVG-0632		Grass Valley Group
9	Master Control	Synchronizer	VDP-8410		Videotek
1	Master Control	TBC	AP41		Hottronics
1	Master Control	TBC Frame Sync			Novation
2	Master Control	TBC Remote			Varivue
1	Master Control	Time Code Reader	ARV-8		FM Systems
1	Master Control	Two Channel Main Station	MS-222		Clear Com
1	Master Control	Vada	VM-10AR11		Kramer
1	Master Control	Vector Scope	5850	Vector	Leader
1	Master Control	Vector Wave	1780R		Tektronix
1	Master Control	VG			Horita
1	Master Control	Video Cassette Recorder	BVW75		Sony

Schedule IV-8

Qty	Department	Description	Model Number		Brand
1	Master Control	Video Cipher II		RS	General Instrument
1	Master Control	VTR	PVW2800		Sony
2	Master Control	VTR	AJ-D95DC	DVC PRO 50	Panasonic
2	Master Control	VTR	PVW-2800		Sony
1	Master Control	VTR	KR 7496V	24HR	Ultrak
8	Master Control	VTR Interface	M-1075		Matco
2	Master Control	Waveform	5860	Waveform	Leader
2	Master Control	Waveform Scope	LBO-5860A		Leader
1	Production Control Rm	13” Color Consumer TV
1	Production Control Rm	13” Sharp Color Consumer TV			Sharp
1	Production Control Rm	14” Color Engineer Monitor	14G5U		Sony
1	Production Control Rm	14” Color Monitor	PVM14M4U		Sony
1	Production Control Rm	14” Color Monitor	BMH1310		JVC
2	Production Control Rm	16” Color Monitor	1650		JVC
1	Production Control Rm	Audio AMP	D75A		Crown
1	Production Control Rm	Audio Mixer	1202		Mackie
1	Production Control Rm	Audio Speakers			JBL
1	Production Control Rm	Audio/Video DA	VM10ARN		Kramer
4	Production Control Rm	Cameras, Cam Control Unit, Remote Control	Z2000		Hitachi
1	Production Control Rm	Color LCD 3” Monitor-6pack	1610		Datachek
1	Production Control Rm	Dell PC with Matrox Video Card Set Digisuite and Inscriber			Dell
12	Production Control Rm	Dual 9” B&W Monitor	990		Panasonic
2	Production Control Rm	Dual 9” B&W Monitor	5370		Panasonic
7	Production Control Rm	Dual 9” B&W Monitor	TR930		Panasonic
6	Production Control Rm	Dual 9” B&W Monitor	901B		Pro Video
1	Production Control Rm	ESE Countdown Clock System w/Local LED Display and Studio Display
2	Production Control Rm	Frame Synchronizer	VDP8410	Frame Sync	Videotek
1	Production Control Rm	Frame Synchronizer			JVC
1	Production Control Rm	Intercom Station	RM220		Clear Com
4	Production Control Rm	Line Matching Buffer	RTS444		RTS

Schedule IV-9

Qty	Department	Description	Model Number		Brand
1	Production Control Rm	PC Tower with Pinnacle Accadin Studio Pak			Generic
1	Production Control Rm	Pinnacle Alladin Studio Pack DVE/SS with Teleprompter Software		Presario	Compaq
1	Production Control Rm	Production DVE GVG 2 Channel Console and Main Frame	DPM 700
1	Production Control Rm	Production Switcher Console and Main Frame	3000		Grassvalley
1	Production Control Rm	Signal Detection Switcher	VM24N		Kramer
2	Production Control Rm	Ten by one Switcher	GVG10X		GVG
1	Production Control Rm	Time Code Generator with M7D100 Display	TRG50	TC Gen	Horita
12	Production Control Rm	Tripple 5” Black and White Pix Monitor	WV5200B		Panasonic
2	Production Control Rm	Tripple Color LCD 5” Monitor	VR53P		Marshall
1	Production Control Rm	VHF Wireless Intercom Base Station	BTR200		Teler
4	Production Control Rm	VHF Wireless Intercom Belt Pack	TR200		Teler
7	Production Control Rm	VHS Dubing VTR	H538	VHS	Sanyo
4	Production Control Rm	Video distribution Amplifiers Tray w/ 8 DA’s			GVG
2	Production Control Rm	Video Patch Panel-48 point			ADC
1	Production Control Rm	Video Router 8x2		LNS 8	Pesa
1	Production Control Rm	Video Router 8x8		Ocelot	Pesa
1	Production Control Rm	Video Tape Machine	PD950	DVCPRO 50	Panasonic
4	Production Control Rm	Video Tape Machine	D95	DVCPRO 50	Panasonic
1	Production Control Rm	VTR	PVW2800	Beta	Sony
1	Production Control Rm	VTR	UVW1800		Sony
1	Production Control Rm	VTR	3911U	JVC SVHS	Sony
1	Production Control Rm	VTR Remote Control Panel		TBC’s 2 VTR	Panasonic/Vuetech
1	Production Control Rm	VTR Remote Control Panel			Sony
1	Production Control Rm	Waveform Monitor	5872A		Waveform
1	Production Control Rm	Waveform Monitor	5870		Waveform
4	Remote Equipment	Battery	Trim Pack Dig 14		Anton Bauer
8	Remote Equipment	Battery	Propac Dig 14		Anton Bauer
8	Remote Equipment	Battery	NP1		Anton Bauer
1	Remote Equipment	Battery Charger	2700		Anton Bauer
1	Remote Equipment	Battery Charger	Life Saver Gast Chg		Anton Bauer

Schedule IV-10

Qty	Department	Description	Model Number	Brand
1	Remote Equipment	Battery Charger	Life Saver MP8 Probe	Anton Bauer
1	Remote Equipment	Battery Charger	LSNP Fast Charge	Anton Bauer
1	Remote Equipment	Battery Charger	ID 400	ID
2	Remote Equipment	Battery Discharger	ADM	Anton Bauer
1	Remote Equipment	Beta Recorder (Cam and VCR)	PVV3	Sony
1	Remote Equipment	Boom Mic Shotgun	KMR81	Neuman
1	Remote Equipment	Boom Pole	VDB	Prof Sound Corp
1	Remote Equipment	Camcorder DVCAM	DSR300	Sony
1	Remote Equipment	Camera - DV	XL1	Canon
1	Remote Equipment	Docking Camcorder - Combination	CAM=DXC637	Sony
1	Remote Equipment	Earbuds	Earbuds	Sony
1	Remote Equipment	Field Monitor (color battery op/ac)	8020	Sony
1	Remote Equipment	Handheld Mic	Beta 58	Sure
1	Remote Equipment	Headphones	MDR7506	Sony
1	Remote Equipment	Lapel Micro	MKE104	Sennheiser
1	Remote Equipment	Mic Power Supply
1	Remote Equipment	Phantom Power Supply	48 Phantom	Prof. Sound Corp
1	Remote Equipment	Pop Screen		Rycote 14
1	Remote Equipment	Pop Screen		Windjammer
1	Remote Equipment	Tripods with heads	Vision 11	Vinten
2	Remote Equipment	Wireless microphone	VCR201	Electronics
2	Remote Equipment	Wireless microphone	UM200C	Electronics
1	Remote Equipment	Wireless microphone	VCR190	Electronics
1	Remote Equipment	Wireless microphone	UM190	Electronics
1	Studio	12’ Rolling ladder
20	Studio	2K scoops
82	Studio	4 ellipsoidials		ETC Source
172	Studio	6 ” various size lamps @ 500W, 750W, and 1000W		Strand Fresnels
38	Studio	8 ” various size lamps @1000W and 2000W		Strand Fresnels
1	Studio	AVAB 12 dimmer (2.4K) capacity rack
1	Studio	AVAB M155 Lighint controller

Schedule IV-11

Qty	Department	Description	Model Number	Brand
415	Studio	Lighting Drops
4	Studio	Trinitron Wega 20	KV20FS12	Sony
2	Studio	Video Teleprompter	VM-1501B	Listec
3	Studio	Vinton Osprey Pedestals	Osprey	Vinton
2	Studio	Vinton Vision Fluid Head	250	Vinton
1	Studio	Vinton Vision Fluid Head	100	Vinton
1	Studio Roof	(Dual) Antenna Cut 29 Antenna		Sitco
1	Studio Roof	(Single) Antenna Cut 29 Antenna		Sitco
1	Studio Roof	1.8M KU-Band Return Disk (Boston)		Prodelin / Channel Master
1	Studio Roof	10’ STL/SUL/TSL Microwave Disk		Andrew
1	Studio Roof	12’ C-Band Return Satellite Dish
2	Studio Roof	16’ Met 7 & Net 2 Satellite Dish		Paraclipse
1	Studio Roof	18” Directv Dish		RCA
1	Studio Roof	18” Dish Network DBS Dish		Dish Network/Echostar
1	Studio Roof	24”x36” Direcway PC Dish		Direcway/Direlpc
1	Studio Roof	3’ Dish Network DBS Dish		Dish Network/Echostar
1	Studio Roof	UHF-VHF Off Air Antenna		Radio Shack
1	KMPX-DT	RFS Cable Wave dehydrator/air pump
3	KMPX-DT	Barstools
1	KMPX-DT	12’ Ladder
1	KMPX-DT	13” Color TV		RCA
1	KMPX-DT	MDTV Tuner	SIR-T151	Samsung
1	KMPX-DT	UHF receive antenna and mount
1	KMPX-DT	Channel 29 Notch Filter
1	KMPX-DT	6’ X 1’ 1/2 Shelve Units
1	KMPX-DT	Vac Cleaner	WD06250	Ridgid
1	KMPX-DT	7’ Equipment Rack
1	KMPX-DT	1,400’ of 6 1/8” Transmission Line	EIA	SWR
1	KMPX-DT	Power Command and Transfer Switch	OTPCD-5601833
1	KMPX-DT	7-5 Ton A/C Unit
1	KMPX-DT	5KW DTV Diacrode Transmitter	DT840A	Axcera

Schedule IV-12

Qty	Department	Description	Model Number	Brand
1	KMPX-DT	RF System		Axcera
1	KMPX-DT	Modulator		Axcera
1	KMPX-DT	Mask Filter		Axcera
1	KMPX-DT	Driver		Axcera
1	KMPX-DT	28 Bay Broadcast Antenna: Ch. 29 analog & Ch. 30 digital		SWR
1	KMPX-DT	Digital Encoder	MV-10	Divicom
1	KMPX-DT	Digital Decoder	6120	Tandberg

Schedule IV-13

SCHEDULE V

Insurance Coverage Maintained

by Seller on the Purchased Assets

(Attached)

Schedule V-1

SCHEDULE VI

List of Certain Cable Systems

(Must Carry Rules)

Part (1)

1. Paragon Cable in Commerce, Texas and Palestine, Texas has received market modifications to exclude KMPX from carriage.

2. Greenville Cablevision in Greenville, Texas has received market modifications to exclude KMPX from carriage.

Part (2)

None.

Part (3)

1. Paragon Cable in Commerce, Texas and Palestine, Texas has notified KMPX it is denying carriage.

2. Greenville Cablevision in Greenville, Texas has notified KMPX it is denying carriage.

Part (4)

None.

Part (5)

1. Paragon Cable in Commerce, Texas and Palestine, Texas has received market modifications to exclude KMPX from carriage.

2. Greenville Cablevision in Greenville, Texas has received market modifications to exclude KMPX from carriage.

Schedule VI-1

SCHEDULE VII

Prepaid Expenses

None.

Schedule VII-1

EXHIBIT A

Form of Warranty Deed

Exhibit A-1

EXHIBIT B

Legal Opinion of Seller’s Counsel

[Closing Date]

LBI Media, Inc.

Liberman Television of Dallas, Inc.

Liberman Television of Dallas License Corp.

1845 Empire Avenue

Burbank, California 91504

[Buyer’s various lenders]

Re: Sale of Certain Assets of Word of God Fellowship, Inc.

Ladies and Gentlemen:

We have acted as counsel to Word of God Fellowship, Inc, a Georgia non-profit corporation (“Fellowship” or “Seller”), in connection with the sale by Seller and the purchase by Liberman Television of Dallas, Inc., a California corporation (“LBI”), and Liberman Television of Dallas License Corp., a California corporation (“LBI Sub,” and together with LBI, the “Buyers” and each individually a “Buyer”) of certain assets which are used or held for use in connection with the operation of television station KMPX (Channel 29, Decatur-Dallas, Texas) and television station KMPX-DT (Channel 30, Decatur-Dallas, Texas) and related assets, license, permits and authorizations issued by the Federal Communications Commission and certain other assets pursuant to the Asset Purchase Agreement dated as of July 14, 2003 (the “Asset Purchase Agreement”), by and among the Buyers, LBI Media, Inc., a California corporation (“LBI Media”) and Seller. We have also reviewed, among other things, (i) the Corporate Custodial Agreement Relating to Earnest Money dated                     , 2003 executed by [                                                             ], as escrow agent, LBI Media and Fellowship (the “Escrow Agreement”), (ii) one or more bills of sale conveying to one or both Buyers all of the Tangible Personal Property and Intellectual Property, (iii) one or more assignments assigning to one or both Buyers the FCC Licenses and each of the Assumed Contracts and Required Consents and (iv) [list other agreements and documents] (the agreements and documents contained in clauses (i) through (iv) above, together with the Asset Purchase Agreement, are collectively referred to herein as the “Agreements”). We are providing this opinion to you at the request of the Seller pursuant to Section 9.1.9 of the Asset Purchase Agreement. All capitalized terms used in this opinion and not defined herein will have the meanings given in the Asset Purchase Agreement.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate.

As to relevant factual matters, we have relied upon, among other things, the Seller’s factual representations in the Certificate of Seller, dated                     , 2003 (the “Certificate of Seller”), a copy of which is attached hereto as Exhibit A. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

Exhibit B-1

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. With respect to each natural person who is a party to the transaction, we have assumed such person has sufficient legal capacity to carry out his or her obligations under the Agreements to which any such person is a party. To the extent the Seller’s obligations under the Agreements to which Seller is a party depend on the due authorization, execution and delivery of the Agreements by the other parties to the Agreements (other than Seller), we have assumed that the Agreements have been so authorized, executed and delivered.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

(a) Seller is a non-profit corporation validly existing under the laws of the State of Georgia with the corporate power to own its properties and assets and to conduct any activity that a corporation organized under the Georgia General Corporation Law may conduct.

(b) Seller has corporate power to enter into and to perform its obligations under the Agreements to which Seller is a party.

(c) The execution, delivery and performance by Seller of the Agreements to which Seller is a party have been duly authorized by all necessary corporate action on the part of Seller, and the Agreements to which Seller is a party have been duly executed and delivered by Seller.

(d) The Agreements to which Seller is a party constitute the legally valid and binding obligations of Seller, as applicable, enforceable against Seller, in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

(e) Seller’s execution and delivery of, and performance of its or his obligations under, the Agreements to which Seller is a party, do not and will not (i) violate Seller’s organizational documents and operating agreements, (ii) violate, breach, or result in a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of Seller, under any existing obligation of or restriction on Seller under any agreement to which it is a party identified in the Certificate of Seller as being a material agreement of Seller, or (iii) breach or otherwise violate any existing obligation of or restriction on Seller under any order, judgment or decree of any Georgia, Texas or federal court or Governmental Authority binding on Seller identified in the Certificate of Seller.

(f) The execution and delivery by Seller, and performance of its obligations under, the Agreements to which Seller is a party do not violate any Georgia, Texas or federal statute or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to Seller or to transactions of the type contemplated by the Agreements.

Exhibit B-2

(g) Except as set forth on Schedule      hereto, no order, consent, permit or approval of any Georgia, Texas or federal government authority that we have, in the exercise of customary professional diligence, recognized as applicable to Seller or to transactions of the type contemplated by the Agreements to which Seller is a party is required on the part of Seller or for the execution and delivery of, and performance of its obligations under, the Agreements to which Seller is a party.

(h) Except for the matters described in Schedule      to the Asset Purchase Agreement, we have not given substantive attention on behalf of Seller or represented the Seller in connection with any action, suit or proceeding pending or threatened against Seller before any court, arbitrator or governmental agency.

[Qualifications to be provided by Counsel to Seller]

The law covered by this opinion is limited to the present federal law of the United States and the present law of the State of Georgia. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. Insofar as the opinions rendered herein relate to documents governed by the law of the State of New York, we have advised you that we are members of the bar of the state of Georgia and are not familiar with the laws of the State of New York and render no opinion about them. For the purposes of these opinions, we have assumed, with your consent, that the laws of the State of New York are identical in all respects to the laws of the State of Georgia.

Our use of the terms “known to us,” “to our knowledge,” or similar phrase to qualify a statement in this opinion means that those attorneys in this firm who have given substantive attention to the representation described in the introductory paragraph of this opinion do not have current actual knowledge that the statement is inaccurate. Such terms do not include any knowledge of other attorneys within our firm (regardless of whether they have represented or are representing Seller in connection with any other matter) or any constructive or imputed notice of any matters or items of information. We have not undertaken any independent investigation to determine the accuracy of the statement, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of Seller in connection with this opinion or in other matters.

This opinion is furnished by us as counsel for Seller and may be relied upon by you only in connection with the Agreements. With the specific exception of [INSERT NAME OF AGENT] for itself and as Administrative Agent for the Lenders, and the Lenders and other Agents (and their respective actual participants, assignees and successors) from time to time party to the [INSERT DESCRIPTION OF APPLICABLE FINANCING DOCUMENT(S) AND INSERT APPLICABLE DESCRIPTION OF PARTIES THERETO] and [DESCRIPTION OF OTHER LENDERS], which lenders may rely on this opinion as if it were addressed and had been delivered to such lenders on the date of this opinion, this opinion may not be used or relied

Exhibit B-3

EXHIBIT C

Legal Opinion of Seller’s FCC Counsel

[Closing Date]

LBI Media, Inc.

Liberman Television of Dallas, Inc.

Liberman Television of Dallas License Corp.

1845 Empire Avenue

Burbank, California 91504

[Buyer’s various lenders]

Re: Assignment of Authorizations of KMPX, Decatur-Dallas, Texas

Gentlemen:

We have acted as special communications counsel to Word of God Fellowship, Inc, a [                    ] corporation (“Fellowship” or “Seller”), a Georgia non-profit corporation, in connection with the sale by Seller and the purchase by Liberman Television of Dallas, Inc., a California corporation (“LBI”), and Liberman Television of Dallas License Corp., a California corporation (“LBI Sub,” and together with LBI, the “Buyers” and each individually a “Buyer”) of certain assets which are used or held for use in connection with the operation of television station KMPX (Channel 29, Decatur-Dallas, Texas) and television station KMPX-DT (Channel 30, Decatur-Dallas, Texas) and related assets, license, permits and authorizations issued by the Federal Communications Commission and certain other assets pursuant to the Asset Purchase Agreement dated as of July 14, 2003 (the “Asset Purchase Agreement”), by and among the Buyers, LBI Media, Inc., a California corporation (“LBI Media”) and Seller. We are providing this opinion to you at the request of the Seller pursuant to Section 9.1.9 of the Asset Purchase Agreement. All capitalized terms used in this opinion and not defined herein will have the meanings given in the Asset Purchase Agreement.

We have not reviewed any agreement, contract or corporate document other than the Asset Purchase Agreement and Exhibits and Schedules thereto in connection with the opinions expressed herein. With respect to a review of certain publicly available records of the FCC, we have not made any independent investigation of Seller, its operations or business in connection with the opinions expressed herein. The opinions stated herein do not purport to cover matters that would require or involve an inspection of the Station or the work product, records or operations of the Station. We render no opinion with respect to whether a security interest may be held in any authorization issued by the FCC. We have not searched the docket files of any court.

This opinion is limited to and addresses only matters within the jurisdiction of the Federal Communications Commission (“FCC”) under the Communications Act of 1934, as amended, and the rules, regulations and published orders of the FCC pertaining to the Station (all

Exhibit C-1

hereinafter collectively referred to as the “Communication Laws”). We have assumed, and relied upon without any independent inquiry or verification by us, the accuracy and completeness of (i) representations and warranties of Seller as to factual matters in the Asset Purchase Agreement, Exhibits and Schedules thereto, and (ii) the accuracy and completeness of the FCC’s publicly available records for the Station in the FCC’s Washington, D.C. offices at the time of examination by us on                     , 2003 (“Examination Date”), and the absence of changes since the date of our examination.

Whenever an opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that, during the course of our representation of Seller in connection herewith, no information has come to our attention of the attorneys in our firm who have devoted substantive legal attention to the representation of Seller that gives those attorneys actual knowledge of the existence or absence of such facts. Other than our above-described review of the records of the FCC, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our serving as communications counsel to Seller.

Our opinion is limited strictly to the matters stated herein and no opinions may be inferred or are implied beyond the matters expressly stated herein. We have assumed no obligation to advise you beyond the opinion specifically expressed herein. The opinion set forth herein is as of the date hereof, and we have undertaken no obligation to advise you of any changes that may occur thereafter. With respect to any authorizations held by the Seller which may be auxiliary authorizations issued under Part 74 of the FCC’s Rules and Regulations, we advise you that the FCC’s records are inherently unreliable and the opinions set forth below exclude any such auxiliary authorizations; however, we have no knowledge that would preclude our giving such opinions with respect to the auxiliary licenses.

With respect to our opinion in paragraph 3, we advise you that in extraordinary circumstances, the FCC and the courts have held that petitions for review or reconsideration may be considered even if filed after the period prescribed by rule or statute for such submissions. Additionally, in previous cases where the FCC discovered procedural irregularities, it has reconsidered its prior action well after the standard time for such reconsideration had expired.

Based upon our examination of the foregoing disclosures, documents, records and matters of law and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion (or, where indicated, confirm) that:

1.	Seller holds the FCC licenses, which have been granted to assigned to it by the FCC, listed on Attachment A hereto (the “FCC Licenses”). The FCC’s records reflect that the license for KMPX-TV expires on . The FCC Licenses include all FCC licenses, permits and authorizations necessary for Seller to operate the Station. The FCC Licenses are in full force and effect.

2.	Based upon a review of the public files of the FCC, appropriate files of this firm, and an inquiry of lawyers in this firm who have substantial responsibility for the Seller’s legal matters handled by the firm, we

Exhibit C-2

confirm that, except as disclosed on Attachment B: (a) there is no unsatisfied or adverse FCC order, decree, or ruling outstanding against Seller, the Station, or any of the FCC Licenses; and (b) there is no proceeding, complaint, or investigation against Seller or any of the FCC Licenses pending or threatened before the FCC except for proceedings affecting the television industry generally, to which Seller is not a specific party.

3.	The FCC Form 732 evidencing its consent to the assignment of the licenses for KMPX(TV) from Word of God Fellowship, Inc. to Liberman Television of Dallas License Corp. was issued on . FCC Public Notice of such consent was issued on . The time within which any party in interest other than the FCC may seek administrative or judicial reconsideration or review expired on , and no petition for such reconsideration or review was timely filed with the FCC or with the appropriate court. The time within which the FCC may review the consent on its own motion expired on , and the FCC has not undertaken such review. No additional order or grant is required from the FCC in order to consummate the assignment of the FCC Licenses from Seller to the Buyers pursuant to the Asset Purchase Agreement.

4.	To the best of our knowledge, Seller is in compliance with the Communications Laws with respect to the Station.

This opinion is furnished by us as special communications counsel for Seller and may be relied upon by you only in connection with the Agreements. With the specific exception of [INSERT NAME OF AGENT] for itself and as Administrative Agent for the Lenders, and the Lenders and other Agents (and their respective actual participants, assignees and successors) from time to time party to the [INSERT DESCRIPTION OF APPLICABLE FINANCING DOCUMENT(S) AND INSERT APPLICABLE DESCRIPTION OF PARTIES THERETO] and [DESCRIPTION OF OTHER LENDERS], which lenders may rely on this opinion as if it were addressed and had been delivered to such lenders on the date of this opinion, this opinion may not be used or relied upon by you for any other purpose, or disclosed or delivered to any other person, without in each instance our prior written consent.

Very truly yours,

[SELLER’S FCC COUNSEL]

By:

Exhibit C-3

EXHIBIT D

Legal Opinion of LBI Entities Counsel

[Closing Date]

Word of God Fellowship, Inc.

4201 Pool Road

Colleyville, Texas 76031

[Buyer’s various lenders]

Re: Purchase of Certain Assets of Word of God Fellowship, Inc.

Ladies and Gentlemen:

We have acted as counsel to LBI Media, Inc., a California corporation (“LBI Media”), Liberman Television of Dallas, Inc., a California corporation (“LBI”) and Liberman Television of Dallas License Corp., a California corporation (“LBI Sub”, and together with LBI Media and LBI, the “LBI Entities” and each individually an “LBI Entity”), in connection with the acquisition by the LBI Entities of certain assets which are used or held for use in connection with the television station KMPX (Channel 29, Decatur-Dallas, Texas) and television station KMPX-DT (Channel 30, Decatur-Dallas, Texas) and related assets, license, permits and authorizations issued by the Federal Communications Commission to Word of God Fellowship, Inc, a Georgia non-profit corporation (“Fellowship” or “Seller”) and certain other assets, pursuant to the Asset Purchase Agreement dated as of July 14, 2003 (the “Asset Purchase Agreement”), by and among the LBI Entities and the Seller. We have also reviewed, among other things, (i) the Corporate Custodial Agreement Relating to Earnest Money dated                     , 2003,by and among                     , as escrow agent, LBI Media and Fellowship (the “Escrow Agreement”), (ii) one or more bills of sale conveying to one or both Buyers all of the Tangible Personal Property and Intellectual Property, (iii) one or more assignments assigning to one or both Buyers the FCC Licenses and each of the Assumed Contracts and Required Consents, and (iv) [list other agreements and documents] (the agreements and documents contained in clauses (i) through (iv) above, together with the Asset Purchase Agreement, are collectively referred to herein as the “Agreements”). We are providing this opinion to you at the request of the LBI Entities pursuant to Section 9.2.2 of the Asset Purchase Agreement. All capitalized terms used in this opinion and not defined herein will have the meanings given in the Asset Purchase Agreement.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate.

As to relevant factual matters, we have relied upon, among other things, the LBI Entities’ factual representations in the Certificates of LBI Entity, dated                     , 2003 (the “Certificates of LBI Entity”), a copy of each of which is attached hereto as Exhibit A. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

Exhibit D-1

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. With respect to each natural person who is a party to the transaction, we have assumed such person has sufficient legal capacity to carry out his or her obligations under the Agreements to which any such person is a party. To the extent the LBI Entities’ obligations under the Agreements to which any LBI Entity is a party depend on the due authorization, execution and delivery of the Agreements by the other parties to the Agreements (other than any of the LBI Entities), we have assumed that the Agreements have been so authorized, executed and delivered.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

(a) Each LBI Entity is a corporation validly existing under the laws of the State of California with the corporate power to own its properties and assets and to conduct any activity that a corporation organized under the California General Corporation Law may conduct (other than the banking, insurance or trust company business or the rendering of “professional services” as defined in Subdivision (a) of Section applicable 13401 of the California Corporations Code).

(b) Each LBI Entity has corporate power to enter into and to perform its obligations under the Agreements to which such LBI Entity is a party.

(c) The execution, delivery and performance by any LBI Entity of the Agreements to which such LBI Entity is a party have been duly authorized by all necessary corporate action on the part of such LBI Entity, and the Agreements to which such LBI Entity is a party have been duly executed and delivered by such LBI Entity.

(d) The Agreements to which any LBI Entity is a party, constitute the legally valid and binding obligations of such LBI Entity, enforceable against such LBI Entity in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

(e) The execution and delivery by any LBI Entity of, and performance of its obligations under, the Agreements to which such LBI Entity is a party, do not and will not (i) violate such LBI Entity’s Articles of Incorporation or Bylaws, (ii) violate, breach, or result in a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of such LBI Entity under, any existing obligation of or restriction on such LBI Entity under any agreement to which it is a party identified in the applicable Certificate of LBI Entity as being a material agreement of such LBI Entity, or (iii) breach or otherwise violate any existing obligation of or restriction on such LBI Entity under any order, judgment or decree of any California or federal court or Governmental Authority binding on such LBI Entity identified in the applicable Certificate of LBI Entity.

Exhibit D-2

(f) The execution and delivery by any LBI Entity of, and performance of its obligations under, the Agreements to which such LBI Entity is a party do not violate any current California or federal statute or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to such LBI Entity or to transactions of the type contemplated by the Agreements.

(g) Except as set forth on Schedule      hereto, no order, consent, permit or approval of any California or federal government authority that we have, in the exercise of customary professional diligence, recognized as applicable to any LBI Entity or to transactions of the type contemplated by the Agreements to which such LBI Entity is a party is required on the part of such LBI Entity for the execution and delivery of, and performance of its obligations under, the Agreements to which such LBI Entity is a party.

[Qualifications to come from Counsel to LBI Entities]

The law covered by this opinion is limited to the present federal law of the United States and the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

Our use of the terms “known to us,” “to our knowledge,” or similar phrase to qualify a statement in this opinion means that those attorneys in this firm who have given substantive attention to the representation described in the introductory paragraph of this opinion do not have current actual knowledge that the statement is inaccurate. Such terms do not include any knowledge of other attorneys within our firm (regardless of whether they have represented or are representing the LBI Entities in connection with any other matter) or any constructive or imputed notice of any matters or items of information. We have not undertaken any independent investigation to determine the accuracy of the statement, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the LBI Entities in connection with this opinion or in other matters.

This opinion is furnished by us as counsel for the Buyer and may be relied upon by you only in connection with the Agreements. With the specific exception of [INSERT NAME OF AGENT] for itself and as Administrative Agent for the Lenders, and the Lenders and other Agents (and their respective actual participants, assignees and successors) from time to time party to the [INSERT DESCRIPTION OF APPLICABLE FINANCING DOCUMENT(S) AND INSERT APPLICABLE DESCRIPTION OF PARTIES THERETO] and [DESCRIPTION OF OTHER LENDERS], which lenders may rely on this opinion as if it were addressed and had been delivered to such lenders on the date of this opinion, this opinion may not be used or relied upon by you for any other purpose, or disclosed or delivered to any other person, without in each instance our prior written consent.

Respectfully submitted,

Exhibit D-3

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “First Amendment”) is dated as of July 18, 2003, and entered into by and among Word of God Fellowship, Inc., a Georgia non-profit corporation (“Fellowship” or “Seller”), on the one hand, and LBI Media, Inc., a California corporation (“LBI Media”), Liberman Television of Dallas, Inc., a California corporation (“LBI”), and Liberman Television of Dallas License Corp., a California corporation (“LBI Sub”), on the other. LBI and LBI Sub are referred to collectively as “Buyer.”

This First Amendment is made with reference to that certain Asset Purchase Agreement among Seller, LBI Media and Buyer dated July 14, 2003 (the “Asset Purchase Agreement”).

Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Asset Purchase Agreement.

RECITALS

WHEREAS, under Section 7.2 of the Asset Purchase Agreement, Seller and Buyer have a mutual right to terminate the Asset Purchase Agreement on July 18, 2003, after 4:00 pm PST (and on no day subsequent to July 18, 2003), in the event that (i) the Buyer has not entered into the Cedar Hill Space Agreement on or prior to 4:00 pm PST on July 18, 2003, and (ii) on or prior to 4:00 pm PST on July 18, 2003, Buyer has not informed Seller of the fact that Buyer has entered into the Cedar Hill Analog Space Agreement; and

WHEREAS, Buyer and Seller wish to amend Section 7.2 of the Asset Purchase Agreement to extend the time period set forth therein relating to their mutual termination right;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, LBI Media, Buyer and Seller agree as follows:

Section 1. AMENDMENT TO THE ASSET PURCHASE AGREEMENT

Section 7.2 of the Asset Purchase Agreement is hereby amended by substituting each reference to “July 18” appearing therein with “July 23.”

Section 2. MISCELLANEOUS

A. Construction. This First Amendment will be governed, construed and enforced in accordance with the laws of the State of New York.

B. Arbitration. Any dispute, controversy or other matters as to which the Parties disagree arising out of, relating to or in connection with the provisions of this First Amendment or the interpretation, breach or alleged breach hereof shall be settled and decided by arbitration as set forth in Section 11.8 of the Amended Asset Purchase Agreement.

C. Counterparts. This First Amendment may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument

[Remainder of page intentionally left blank; signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

WORD OF GOD FELLOWSHIP, INC.

By:	/s/ Marcus D. Lamb
Marcus D. Lamb
President and CEO

LBI MEDIA, INC.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

LIBERMAN TELEVISION OF DALLAS, INC.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

and

LIBERMAN TELEVISION OF DALLAS LICENSE CORP.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

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SECOND AMENDMENT TO

ASSET PURCHASE AGREEMENT

This SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Second Amendment”) is dated as of July 23, 2003, and entered into by and among Word of God Fellowship, Inc., a Georgia non-profit corporation (“Fellowship” or “Seller”), on the one hand, and LBI Media, Inc., a California corporation (“LBI Media”), Liberman Television of Dallas, Inc., a California corporation (“LBI”), and Liberman Television of Dallas License Corp., a California corporation (“LBI Sub”), on the other. LBI and LBI Sub are referred to collectively as “Buyer.”

This Second Amendment is made with reference to that certain Asset Purchase Agreement among Seller, LBI Media and Buyer, dated July 14, 2003 (as amended by that certain First Amendment to Asset Purchase Agreement, dated July 18, 2003, the “Asset Purchase Agreement”).

Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Asset Purchase Agreement.

RECITALS

WHEREAS, under Section 7.2 of the Asset Purchase Agreement, Seller and Buyer have a mutual right to terminate the Asset Purchase Agreement on July 23, 2003, after 4:00 pm PST (and on no day subsequent to July 23, 2003), in the event that (i) the Buyer has not entered into the Cedar Hill Space Agreement on or prior to 4:00 pm PST on July 23, 2003, and (ii) on or prior to 4:00 pm PST on July 23, 2003, Buyer has not informed Seller of the fact that Buyer has entered into the Cedar Hill Analog Space Agreement; and

WHEREAS, Buyer and Seller wish to amend Section 7.2 of the Asset Purchase Agreement to extend the time period set forth therein relating to their mutual termination right;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, LBI Media, Buyer and Seller agree as follows:

Section 1. AMENDMENT TO THE ASSET PURCHASE AGREEMENT

Section 7.2 of the Asset Purchase Agreement is hereby amended by substituting each reference to “July 23” appearing therein with “July 24.”

Section 2. MISCELLANEOUS

A. Construction. This Second Amendment will be governed, construed and enforced in accordance with the laws of the State of New York.

B. Arbitration. Any dispute, controversy or other matters as to which the Parties disagree arising out of, relating to or in connection with the provisions of this Second Amendment or the interpretation, breach or alleged breach hereof shall be settled and decided by arbitration as set forth in Section 11.8 of the Asset Purchase Agreement.

C. Counterparts. This Second Amendment may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument

[Remainder of page intentionally left blank; signature page to follow]

2

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

WORD OF GOD FELLOWSHIP, INC.

By:	/s/ Marcus D. Lamb
Marcus D. Lamb
President and CEO

LBI MEDIA, INC.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

LIBERMAN TELEVISION OF DALLAS, INC.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

and

LIBERMAN TELEVISION OF DALLAS LICENSE CORP.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

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THIRD AMENDMENT TO

ASSET PURCHASE AGREEMENT

This THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Third Amendment”) is dated as of July 24, 2003, and entered into by and among Word of God Fellowship, Inc., a Georgia non-profit corporation (“Fellowship” or “Seller”), on the one hand, and LBI Media, Inc., a California corporation (“LBI Media”), Liberman Television of Dallas, Inc., a California corporation (“LBI”), and Liberman Television of Dallas License Corp., a California corporation (“LBI Sub”), on the other. LBI and LBI Sub are referred to collectively as “Buyer.”

This Third Amendment is made with reference to that certain Asset Purchase Agreement among Seller, LBI Media and Buyer, dated July 14, 2003 (as amended by that certain First Amendment to Asset Purchase Agreement, dated July 18, 2003, and that Second Amendment to Asset Purchase Agreement dated July 23, 2003, the “Asset Purchase Agreement”).

Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Asset Purchase Agreement.

RECITALS

WHEREAS, under Section 7.2 of the Asset Purchase Agreement, Seller and Buyer have a mutual right to terminate the Asset Purchase Agreement on July 24, 2003, after 4:00 pm PST (and on no day subsequent to July 24, 2003), in the event that (i) the Buyer has not entered into the Cedar Hill Space Agreement on or prior to 4:00 pm PST on July 24, 2003, and (ii) on or prior to 4:00 pm PST on July 24, 2003, Buyer has not informed Seller of the fact that Buyer has entered into the Cedar Hill Analog Space Agreement; and

WHEREAS, Buyer and Seller wish to amend Section 7.2 of the Asset Purchase Agreement to extend the time period set forth therein relating to their mutual termination right;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, LBI Media, Buyer and Seller agree as follows:

Section 1. AMENDMENT TO THE ASSET PURCHASE AGREEMENT

Section 7.2 of the Asset Purchase Agreement is hereby amended by substituting each reference to “July 24” appearing therein with “July 25.”

Section 2. MISCELLANEOUS

A. Construction. This Third Amendment will be governed, construed and enforced in accordance with the laws of the State of New York.

B. Arbitration. Any dispute, controversy or other matters as to which the Parties disagree arising out of, relating to or in connection with the provisions of this Third Amendment or the interpretation, breach or alleged breach hereof shall be settled and decided by arbitration as set forth in Section 11.8 of the Asset Purchase Agreement.

C. Counterparts. This Third Amendment may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument

[Remainder of page intentionally left blank; signature page to follow]

2

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

WORD OF GOD FELLOWSHIP, INC.

By:	/s/ Marcus D. Lamb
Marcus D. Lamb
President and CEO

LBI MEDIA, INC.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

LIBERMAN TELEVISION OF DALLAS, INC.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

and

LIBERMAN TELEVISION OF DALLAS LICENSE CORP.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

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FOURTH AMENDMENT TO

ASSET PURCHASE AGREEMENT

This FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Fourth Amendment”) is dated as of July 25, 2003, and entered into by and among Word of God Fellowship, Inc., a Georgia non-profit corporation (“Fellowship” or “Seller”), on the one hand, and LBI Media, Inc., a California corporation (“LBI Media”), Liberman Television of Dallas, Inc., a California corporation (“LBI”), and Liberman Television of Dallas License Corp., a California corporation (“LBI Sub”), on the other. LBI and LBI Sub are referred to collectively as “Buyer.”

This Fourth Amendment is made with reference to that certain Asset Purchase Agreement among Seller, LBI Media and Buyer, dated July 14, 2003 (as amended by that certain First Amendment to Asset Purchase Agreement, dated July 18, 2003, that certain Second Amendment to Asset Purchase Agreement, dated July 23, 2003, and that certain Third Amendment to Asset Purchase Agreement, dated July 24, 2003, the “Asset Purchase Agreement”).

Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Asset Purchase Agreement.

RECITALS

WHEREAS, Seller and Buyer agree that the KMPX Channel 29 Lease Agreement dated October [    ], 2001 between American Tower L.P. (“American Tower”) and Seller for certain TSL dish and related equipment located at the Northwest Highway tower site is not an Assumed Contract; and

WHEREAS, Seller and Buyer agree that after the Closing Date, Buyer may use a certain portion of the space governed by the aforementioned lease rent free for a certain period; and

WHEREAS, Buyer and Seller wish to amend Schedule I and create a new Section 7.9 to set forth the understanding related to the KMPX Channel 29 Lease Agreement dated October [    ], 2001 between American Tower and Seller for certain TSL dish and related equipment located at the Northwest Highway tower site.

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, LBI Media, Buyer and Seller agree as follows:

Section 1. AMENDMENT TO THE ASSET PURCHASE AGREEMENT

A. Section 7.9. Article VII is hereby amended by adding a new Section 7.9 which reads as follows:

B. 7.9 Occupation of Space. It is acknowledged the certain items included within the Purchased Assets, including a TSL dish and related equipment for the operation of KMPX-Channel 29, are presently located at space covered by the KMPX-Channel 29 Lease Agreement, dated October [    ], 2001 between American Tower and Seller for

certain TSL dish and related equipment located at the Northwest Highway tower site, which lease will not be assumed by Buyer at Closing. Accordingly, in order to permit Buyer to continue operating such items of the Purchased Assets following Closing, Seller confirms that Buyer shall have the right to access, operate and maintain such items at their present locations and in the same manner, without charge, until such time as Buyer enters into a new lease with American Tower covering space on the tower to be used for such equipment.

C. Schedule I. Schedule I is hereby replaced in its entirety with the Schedule I attached hereto as Schedule I.

Section 2. MISCELLANEOUS

A. Construction. This Fourth Amendment will be governed, construed and enforced in accordance with the laws of the State of New York.

B. Arbitration. Any dispute, controversy or other matters as to which the Parties disagree arising out of, relating to or in connection with the provisions of this Fourth Amendment or the interpretation, breach or alleged breach hereof shall be settled and decided by arbitration as set forth in Section 11.8 of the Asset Purchase Agreement.

C. Counterparts. This Fourth Amendment may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument

[Remainder of page intentionally left blank; signature page to follow]

2

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

WORD OF GOD FELLOWSHIP, INC.

By:	/s/ Marcus D. Lamb
Marcus D. Lamb
President and CEO

LBI MEDIA, INC.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

LIBERMAN TELEVISION OF DALLAS, INC.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

and

LIBERMAN TELEVISION OF DALLAS LICENSE CORP.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

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SCHEDULE I

Identification of Contracts to be Assumed

NORTHWEST HIGHWAY TOWER

1.	Lease Agreement, dated October 26, 2001 between American Tower L.P., a Delaware limited partnership and Word of God Fellowship, Inc. [relating to the primary antenna and related equipment located at the Northwest Highway tower site]

CEDAR HILL TOWER

2.	Lease Agreement, dated October 26, 2001 between American Tower L.P., a Delaware limited partnership and Word of God Fellowship, Inc.

OTHER CONTRACTS

3.	Echostar Agreement

4.	KDTN Carriage Assignment (if applicable)

5.	Service Agreement, dated March 8, 2001, between Daystar Television Network and Carrier Commercial Systems and Services.

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FIFTH AMENDMENT TO

ASSET PURCHASE AGREEMENT

This FIFTH AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Fifth Amendment”) is dated as of July 25, 2003, and entered into by and among Word of God Fellowship, Inc., a Georgia non-profit corporation (“Fellowship” or “Seller”), on the one hand, and LBI Media, Inc., a California corporation (“LBI Media”), Liberman Television of Dallas, Inc., a California corporation (“LBI”), and Liberman Television of Dallas License Corp., a California corporation (“LBI Sub”), on the other. LBI and LBI Sub are referred to collectively as “Buyer.”

This Fifth Amendment is made with reference to that certain Asset Purchase Agreement among Seller, LBI Media and Buyer, dated July 14, 2003 (as amended by that certain First Amendment to Asset Purchase Agreement, dated July 18, 2003, that Second Amendment to Asset Purchase Agreement dated July 23, 2003, that Third Amendment to Asset Purchase Agreement dated July 24, 2003 and that Fourth Amendment to Asset Purchase Agreement dated July 25, 2003, the “Asset Purchase Agreement”).

Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Asset Purchase Agreement.

RECITALS

WHEREAS, under Section 7.2 of the Asset Purchase Agreement, Seller and Buyer have a mutual right to terminate the Asset Purchase Agreement on July 25, 2003, after 4:00 pm PST (and on no day subsequent to July 25, 2003), in the event that (i) the Buyer has not entered into the Cedar Hill Space Agreement on or prior to 4:00 pm PST on July 25, 2003, and (ii) on or prior to 4:00 pm PST on July 25, 2003, Buyer has not informed Seller of the fact that Buyer has entered into the Cedar Hill Analog Space Agreement; and

WHEREAS, Buyer and Seller wish to amend Section 7.2 of the Asset Purchase Agreement to extend the time period set forth therein relating to their mutual termination right;

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, LBI Media, Buyer and Seller agree as follows:

Section 1. AMENDMENT TO THE ASSET PURCHASE AGREEMENT

Section 7.2 of the Asset Purchase Agreement is hereby amended by substituting each reference to “July 25” appearing therein with “July 28.”

Section 2. MISCELLANEOUS

A. Construction. This Fifth Amendment will be governed, construed and enforced in accordance with the laws of the State of New York.

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B. Arbitration. Any dispute, controversy or other matters as to which the Parties disagree arising out of, relating to or in connection with the provisions of this Fifth Amendment or the interpretation, breach or alleged breach hereof shall be settled and decided by arbitration as set forth in Section 11.8 of the Asset Purchase Agreement.

C. Counterparts. This Fifth Amendment may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument

[Remainder of page intentionally left blank; signature page to follow]

2

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the day and year first above written.

WORD OF GOD FELLOWSHIP, INC.

By:	/s/ Marcus D. Lamb
Marcus D. Lamb
President and CEO

LBI MEDIA, INC.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

LIBERMAN TELEVISION OF DALLAS, INC.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

and

LIBERMAN TELEVISION OF DALLAS LICENSE CORP.

By:	/s/ Lenard D. Lieberman
Lenard D. Liberman
Executive Vice President

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